UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1A

(Amendment #7)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMBER OPTOELECTRONICS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

3663

(Primary Standard Industrial Classification Code Number)

NA

(I.R.S. Employer Identification Number)

2283 Argentia Road, Unit 10, Box 8 Mississauga ON L5N 5Z2, Canada

905 824 5306  Ext 203  Fax 780 665 6194

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Richard S. Lane, 200 East 71 Street, New York, NY 10021, 212-737-8454

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

NA

 (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [ X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. [   ]

Large accelerated filer [   ]

Accelerated filer [   ]

Non-accelerated filer (Do not check if a smaller reporting company) [   ]

Smaller reporting company [ X ]

SEC 870 (02-08)

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Total Common Shares $0.001 par value	25,728,850	$.05	$1,286,442.50	$50.56

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

PROSPECTUS

25,728,850 Shares of Common Stock

Amber Optoelectronics, Inc.

State of Delaware Corporation

Our common stock is presently not traded on any market or securities exchange. The 25,728,850 shares, at a proposed maximum offering price of $0.05 per common stock, cannot be sold by the selling security holders until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will receive no proceeds from the sale or other disposition of the shares, or interests therein, by the selling stockholders.

An investment in shares of our common stock involves a high degree of risk.  We urge you to carefully consider the Risk Factors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Table of Contents

PART I—INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Risk Factors Related To Our Business

Risk Related to Ownership of our Common Stock

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

DILUTION

SELLING SECURITY HOLDERS

PLAN OF DISTRIBUTION

DESCRIPTION OF SECURITIES TO BE REGISTERED

Holders

Penny Stock Considerations

Dividends

INTERESTS OF NAMED EXPERTS AND COUNSEL

INFORMATION WITH RESPECT TO THE REGISTRANT

Legal Proceedings

Management’s Discussion and Analysis of Financial Condition

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2007

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

TWELVE MONTHS ENDED MARCH 31, 2008

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

TWELVE MONTHS ENDED JUNE 30, 2008

Executive Compensation and Corporate Governance

Executive Compensation

Security Ownership of Management

Security Ownership of Certain Beneficial Owners.

Transactions with Related Person, Promoters and Certain Control Persons

MATERIAL CHANGES

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

AVAILABLE INFORMATION

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT  LIABILITIES

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

RECENT SALES OF UNREGISTERED SECURITIES

    EXHIBITS AND FINANCIAL STATEMENTS

    FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH  31, 2008

CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2008

    EXHIBITS

3.1  Certificate of Incorporation…………………………………………………………………………….…………………………….. …- 78 -

3.2  BY-LAWS OF THE COMPANY

5.1  OPINION OF COUNSEL

5.2  OPINION OF COUNSEL – LETTER TO THE SECURITIES AND EXCHANGE COMMISSION

10.1  AMBER OPTOELECTRONICS – LICENSING RIGHTS

10.2  AMBER OPTOELECTRONICS – LICENSING RIGHTS – TERRITORY MODIFICATION

10.21  Amber Optoelectronics – Licensing Rights – Territory Confirmation

10.4  AMBER OPTOELECTRONICS – PURCHASE ORDERS & LETTERS OF INTENT

10.41  Purchase Orders

10.51  Letters of Intent

10.6  VISIONARY INVESTMENT GROUP INC. – CONSULTANT’S AGREEMENT

23.1  INDEPENDENT AUDITORS CONSENT

23.2  INDEPENDENT AUDITORS LETTER

99.20 Manufacturing Production Schedule……..………………………………………………………………….…………………………- 99 -

UNDERTAKINGS

SIGNATURES

PART I—INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

THE FOLLOWING IS ONLY A SUMMARY OF THE INFORMATION, FINANCIAL STATEMENTS AND THE NOTES INCLUDED IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING “RISK FACTORS” (Page 3) AND OUR FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS BEFORE MAKING ANY INVESTMENT DECISION.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.  SEE "RISK FACTORS" COMMENCING ON (Page 3) FOR DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS,. THE COMMON SHARES BEING REGISTERED IS NOT LISTED ON ANY NATIONAL SECURITIES MARKET.

_____________________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________________________

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS  IS  INCLUDED  IN  THE  REGISTRATION  STATEMENT  THAT  WAS  FILED  BY AMBER OPTOELECTRONICS INC.., WITH THE  SECURITIES  AND  EXCHANGE  COMMISSION.  THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

Risk Factors Related To Our Business

The Company is subject to various risks that may materially harm its business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase the Company’s common stock. If any of these risks or uncertainties actually occurs, the Company’s business, financial condition or operating results could be materially harmed. In that case, the value of the Company’s common stock could decline and you could lose all or part of your investment.

The Company could face competition from other companies operating in the Back/Light Module for LCD screens. The LCD industry is highly competitive and is characterized by constant technological innovations.

The Company is unable to forecast continued revenues with certainty because of the unknown demand from consumers for its product. If demand for the Company’s products should decline, raw material costs could increase, revenues may be lower than expected and/or marketing expenses higher than anticipated, either of which will increase the time and capital the Company needs to achieve a profitable level of operations.

New And Existing Competition May Gain Market Share and Limit The Company’s Potential Growth. The Company has great concern about competing firms entering its target markets. The Company recognizes tremendous value in being the first-to-market in many different geographical areas and market verticals especially since most of the location contracts are long-term in nature. There is no assurance that new or existing competitors will not adversely affect the Company’s’ business.

Possible inability to hire and retain qualified personnel.

We will need additional skilled, sales and marketing, technical and production personnel to grow the business. If we fail to retain our present staff or hire additional qualified personnel our business could suffer.

We depend on key personnel to manage our business effectively.

We are dependent on the expertise and experience of our senior management such as Mr. Carman McClelland - Chief Executive Officer, John Campana – President and George Parselias – Secretary Treasurer for our future success.  The loss of Messrs. McClelland, Campana and/or Parselias could negatively impact our business and results of operations.  Although we have agreements in place with Messrs. McClelland, Campana and Parselias there can be no assurance that any of our senior management will continue their employment.   Amber Optoelectronics Inc. maintains a database of qualified key executives should there be a change to our key personnel.

Failure to effectively manage our growth and expansion could adversely affect our business and operating results.

We anticipate expansion of our operations in the future. Any failure to manage our growth effectively will result in less efficient operations, which could adversely affect our operating and financial results.

To effectively manage our growth, we must, among other things:

•	accurately estimate the number of employees and/or outsource requirements we will require and the areas in which they will be required;
•	upgrade and expand our manufacturing infrastructure so that it is appropriate for our level of activity;
•	manage expansion into additional geographic areas; and
•	improve and refine our operating and financial systems.

We expect to devote considerable resources and management time to improving our operating and financial systems to manage our growth. Failure to accomplish any of these objectives would impede our ability to deliver products and services in a timely fashion, fulfill existing customer orders and attract and retain new customers; these impediments would have a material adverse effect on our financial condition, results of operations and cash flows.

Risk Related to Ownership of our Common Stock

You should carefully consider the risks described below in addition to the other information in this prospectus  before making an  investment  decision.  Investment in the securities offered here involves certain risks and is suitable only for investors who can afford a complete loss of their investment.

YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

As of the date of this registration statement, there is no public market for our common stock. There can be no assurance that a meaningful trading market will develop. We make no representation about the value of our common stock. Following  this offering,  the market  price for our  common  stock may be volatile  depending on various  factors,  including the general  economy,  stock market conditions,  announcements by us or our competitors,  fluctuations in our operating results or for undeterminable  reasons. There can be no assurance that an active trading market will develop after the offering or, if developed, that it will be sustained and you may lose all or part of your investment.

We arbitrarily set the offering price of the shares in this offering.  The price bears no relation to our book value, net worth, assets or any other financial criteria.  In no event should the offering price be regarded as an indicator of any future market price of our securities. You may lose all or part of your investment if the offering price is higher than the future market price of our shares.

FUTURE SALES BY EXISTING STOCKHOLDERS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

If any of our stockholders sell a large number of our common stock, the market price of the common stock could decline significantly.  Further, the perception in the public market that our existing stockholders might sell their shares of common stock could depress the market price of the common stock.  The maximum number of shares the selling shareholders may potentially sell is 25,728,850.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY.

Prior to this offering, there was no public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock could experience, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance.  In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

WE WILL NOT PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends on our common stock.  For the  foreseeable  future,  we intend to  retain any earnings  to  finance  the development and expansion of our business,  and we do not anticipate  paying any cash dividends on our common stock.  Any future  determination  to pay dividends will be at the  discretion of the board of directors and will be dependent  upon then  existing  conditions,  including  our  financial  condition and results of operations, capital requirements,  contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

PENNY STOCKS ARE SUBJECT TO SPECIFIC REGULATIONS AND CAVEATS.

We are not listed on any stock exchange at this time. If we become listed, our stock  may be deemed to be a "penny  stock"  which are  subject  to  various regulations  involving  certain  disclosures  to be  given  to you  prior to the purchase of any penny stock.  These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low price securities that do not have a very high trading volume.  Because of this, the price is likely to be volatile and you may not be able to buy or sell the shares when you want.

Use of Proceeds

We will not receive any proceeds from the sale of our common shares by the selling shareholders pursuant to this prospectus.

Determination of Offering Price

Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

There is no public trading market for the Company's common stock. As of this filing the Company had issued and outstanding 25,728,850 shares of Common Stock.  No dividends have been declared on the Company’s stock, nor does the Company foresee any dividends being declared in the near future.  The Company does not have any equity compensation plans in place as of the date of this registration statement, and has no options, warrants or other convertible securities outstanding to date.

The price of the shares we are offering was arbitrarily.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•   our lack of operating history;

•   the proceeds to be raised by the offering;

•   the amount of capital to be contributed by purchasers in this offering in proportion to the amount of   stock to be retained by our existing shareholders, and

•   our relative cash requirements.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

Selling Security Holders

The selling shareholders may from time to time offer and sell, pursuant to this prospectus, any or all of the common shares set forth in the table below. When we refer to the selling shareholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling shareholders’ interests other than through a public sale.

Selling Security Holders

Name	Position/Material Relationship within last 3 years	Title of class	Trading Class	Amount Owned Before Offering	Amount to be Offered	Amount Owned after Offering	Percent of Class
Carmen McClelland	Chief Executive Officer & Director	Common	Restricted	200,000	0	200,000.8%
John Campana	President & Director	Common	Restricted	200,000	0	200,000	..8%
George Parselias	Secretary Treasurer & Director	Common	Restricted	200,000	0	200,000	..8%
Richard Lane	Legal Counsel	Common	Restricted	100,000	0	100,000.4%
Jack C. Chen	Agent for Patent Holders	Common	Restricted	9,000,000	0	9,000,000	35.0%
Chia Sheng Hsieh	Agent for Patent Holders	Common	Restricted	750,000	0	750,000	2.9%
Totals				10,450,000		10,450,000	40.7%

Notes:

i)    Applicable percentages are based upon 25,728,850 shares of common stock outstanding as of February 8, 2008.

ii)   The issuance of 9,000,000 to Mr. Jack C. Chen, plus 750,000 shares to Mr. Chia Sheng Hsieh, was restricted stock issued from Treasury in connection with the exclusive Licensing Rights regarding the Asian patents.

iii)  The 100,000 shares issued to Mr. Richard Lane, plus the 200,000 shares given to each of the three directors of the company was consideration given to the attorney and directors for services rendered, and to be rendered.

Based on the above information, assuming that the selling shareholders sell all of the common shares beneficially owned by them; and have been registered by us, and do not acquire any additional common shares during the offering, each selling shareholder will not beneficially own any common shares other than the common shares appearing in the column entitled “Amount Owned after Offering”.  We cannot advise you as to whether the selling shareholders will in fact sell any or all of such common shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the above table.

1.

Beneficial ownership prior to offering includes private placement shares acquired by the listed selling shareholder and not subsequently disposed of through February 8, 2008.  Percentage of class is calculated based on Rule 13d-3(d)(i) of the Exchange Act.

2.

Calculated based on Rule 13d-3(d)(i)of the Exchange Act. Assumes that each named selling shareholder sells all of the common shares it holds that are covered by this prospectus and neither acquires nor disposes of any other shares, or rights to purchase other shares, subsequent to the date as of which we obtained information regarding its holdings. Because the selling shareholders are not obligated to sell all or any portion of the common shares shown as offered by them, we cannot estimate the actual number of common shares (or actual percentage of the class) that will be beneficially held by any selling shareholder upon completion of the offering

None of our selling stockholders are broker-dealers or underwriters selling of behalf of the issuer. Neither is any selling stockholder an affiliate of a broker-dealer as defined under the Securities Act of 1933, Regulation C, and Rule 405 Definition of Terms.

History

On December 28, 2004, the 418 shareholders of Kerrie Holding Co. exchanged shares with Kerrie Acquisition Corp. and the un-certificated, book-entry interest in Kerrie Holding Co. received one share of Kerrie Acquisition Corp. for each share of record held.

On January 5, 2007 Kerrie Acquisition, Corp exchanged shares with  Amber Optoelectronics Inc. Amber Optoelectronics Inc. was entitled to use the exemption provided by Section. 504 of the Securities Exchange Commission, relative to the exchange of its shares and other transactions as described in such FORM D.

A valid conforming FORM D was filed On January 19, 2007 by Amber Optoelectronics Inc. Amber Optoelectronics Inc. was incorporated in The State of Delaware on January 05, 2007.

Amber Optoelectronics Inc. – Selling Security Holders

As referenced in the Opinion of Counsel (Exhibit 5.2 – Opinion of Counsel – Letter To The Securities and Exchange Commission;

“The issuer is registering 15,278,850 shares of outstanding common stock held by non related or affiliated shareholders. The Issuer is also registering 10,450,000 shares of common stock in connection with the acquisition of the Taiwan company “Amber Optoelectronics Ltd.”, of these a total of 700,000 are held by the three directors and general counsel of the company. None of the current shareholders are underwriters, brokers or affiliated with a broker or underwriter, nor are any of the shareholders acting as a conduit for the issuer, or acting as an underwriter selling on behalf of the issuer.

When and if any of the shareholders elect to sell their shares, the proceeds received from such sale will be for the benefit of the selling stockholder, and not for the benefit of the issuer.”

Plan of Distribution

The selling shareholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders), may sell the common shares offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common shares are listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders may sell the common shares by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the common shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	the distribution of the common shares by any selling shareholder to its partners, members or shareholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling shareholders may also transfer the common shares by gift. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common shares offered hereby. The selling shareholders have advised us that they have not entered into any agreements, arrangements or understandings for the sale of any of their common shares.

The selling shareholders may sell shares directly to market makers acting as principals and/or to brokers and dealers, acting as agents for themselves or their customers. Brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common shares. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell common shares acting as agent for a selling shareholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholders may also sell the common shares in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Description of Securities to be Registered

Common Stock

Amber Optoelectronics Inc. is registering 25,728,850 shares of common stock, par value $0.05 per share.  Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Board of Directors.  As of February 8, 2008, there were 25,728.850 shares of common stock outstanding held by shareholders of record.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in Amber Optoelectronics Inc.  This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of Amber Optoelectronics Inc.

Upon any liquidation, dissolution or winding-up of Amber Optoelectronics Inc.,  our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

The holders of common stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

Transfer Agent

We will use Olde Monmouth Stock Transfer Co. Inc., as our transfer agent.

Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

There is no public trading market for the Company's common stock. As of this filing the Company had issued and outstanding 25,728,850 shares of Common Stock.  No dividends have been declared on the Company’s stock, nor does the Company foresee any dividends being declared in the near future.  The Company does not have any equity compensation plans in place as of the date of this registration statement, and has no options, warrants or other convertible securities outstanding to date.

Holders

The number of recorded holders of the Company's common stock as of February 08, 2008 is 463.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

1

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

2

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

3

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

4

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

Interests of Named Experts and Counsel

The financial statements of Amber Optoelectronics Inc. for the fiscal year ended December 31, 2006, and December 31, 2005, incorporated herein have been so incorporated in reliance upon the report of  Rotenberg & Co., an independent certified public accountant, given upon his authority as an expert in auditing and accounting. Our Security Counsel is Mr. Richard S. Lane, Attorney at Law, New York, NY.

Information with Respect to the Registrant

Business Section

Business Development

The actual date of the formation of the corporation; Amber Optoelectronics Inc. is January 5, 2007.

In the early portion of 2006, Mei Pao Optoelectonics Inc., specializing in producing the 7, 13 and 15 inch flat screens for computers and experiencing financial difficulties ceased operations. In late August 2006 having available the Back-Light and Prism patented technology for flat screens for computers and televisions, Jack Chen registered Amber Optoelectronics Co. Ltd. in Taiwan. As Mei Pao did not declare bankruptcy, receivership, or any such similar procedure, the assets of Mei Pao Optoelectronics Inc. were purchased and transferred to Amber Optoelectronics Co. Ltd.. Pursuant to an agreement entered into on December 29, 2006, between Amber Optoelectronics Co. Ltd. and Amber Optoelectronics Inc. the Delaware Corporation, Amber Optoelectronics Inc. issued to the shareholders of Amber Optoelectronics Co. Ltd. 9,000,000 common shares of Amber Optoelectronics Inc. in exchange for their share interest in Amber Optoelectronics Co. Ltd.  As part of that exchange, shareholders transferred their shares and assigned to the Registrant, all of Amber Optoelectronics Co. Ltd. assets which included inventory, products and existing contracts. As a result of the exchange agreement, Amber Optoelectronics Co. Ltd. with production operation situated at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan became a wholly owned subsidiary of the Registrant.

When the need for short term or long term financing arises the Company’s plans in this regard are to seek loans, debt, or equity financings to cover both short term or long-term cash needs to continue operations and expansion. Although the Company cannot accurately predict the precise timing of its future capital expenditures, the Company estimates that it will need to expend over $2,500,000, short-term primarily for the development of injection molding equipment.

Amber Optoelectronics Inc. has not identified any mergers or acquisitions at this time.

Business Overview

Amber Optoelectronics Inc. (“the Company”) has been granted the licensing rights to manufacture proprietary plastic film and Liquid Crystal Display products necessary in the assembly of television and computer display screens.  Amber Optoelectronics Co. Ltd. is the company that operates the manufacturing facilities and is a wholly owned subsidiary of Amber Optoelectronics Inc. The Company does not supply the consumer marketplace and only markets its products to manufacturers of televisions and computer products.

Business of the Issuer

Amber Optoelectronics Inc. is a Liquid Crystal Display (LCD) component manufacturer.  It utilizes the core technology derived from the YI Hsiang Plastics Co. and Yeh-He Lo Patents, to process and produce key components for 15”, 17”, 19”, 26”, 36” and 42”  Liquid Crystal Display flat screens for computers, televisions and DVD’s.  As part of its manufacturing process, the company will utilize a number of the Patents regarding the core technology to apply the backlighting components.  Amber Optoelectronics Inc only supplies the component parts to manufacturing companies and has no retail outlets.

The Company’s Current Available Technology

The products produced are the components used for the Back/Light Modules internal and external to LCD displays. The components are Reflection Film, Light Guiding Plate, Diffusion film, Brightness Enhancer Prism Film, and the outside frame. The production of the new patented technology is less labor and requires less material resulting in a better product with lower material costs resulting in better profit margins.

Next only to the Color Filter Panel, the Back/Light Module that is used to change the light direction, enhancing panel brightness to guarantee even brightness and light mixture. The Prism in the Back/Light Module performs the light refraction to the panel which promotes brightness. The optical material mentioned above accounts for 60-70% of the module raw material.

Recent Developments

  i)  Purchase Orders (PO’s) have been signed and accepted by Amber Valued at $41,400,000.00 US (Refer to Exhibit 10.41).

 ii)  Amber has accepted Letters of Intent (LOI’s) valued at $92,000,000+ USD (Refer to Exhibit 10.42).   Please note that an LOI is very different obligation than that of a PO as the LOI’s are non-contractual and non-binding.  Amber Optoelectronics utilizes these LOI’s as part of its “sales forecast”.  These LOI’s need to be converted to PO’s to be considered contractual and binding in nature.

iii)  Amber and Visionary Investments have entered into a monetary agreement for a Product Awareness Campaign for a period of One Year for the sum of $60,000.00 USD (Refer to Exhibit 10.6).

iv) In February 2008 the company moved into larger quarters located at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan.

Current Active Client Base

All clients are component producers of finished products to the retail market.  Amber Optoelectronics Inc. has a number of clients in its database.  A representative sample is included and Amber Optoelectronics is not dependent on any one or a few listed  as no single project or client has represented more than 5% of Amber's total revenue in any given period, there is no dependence on a specific client or business segment. Further, sudden loss of a customer appears to be a very remote possibility, and even a large purchase order would unlikely pose a material risk to Amber or its subsidiaries.

Tsinghua Tongfang Co. Ltd.  Shulin City, Taiwan

Founder Electronics. Beijing, China

Well Vision Co. Ltd. Taipei City, Tiawan

Clevo Co. Sun Chung City, Taipei, Taiwan

Everspring Industry Co. Ltd.  Kweishan, Taiwan

Image Power Technology Corp. Jubei City, Taiwan

Advanced Technology Solutions Taipei, Taiwan

Sharp Group. Osaka, Japan

Haier Group Co. Ltd.  Qingdao, China

Chi Mei Optoelectronics Corp.  Tainan, Taiwan

Plan of Operations

Costs and expenses associated with preparing and filling this registration statement and other operations of the Company have been paid for by the company. It is the opinion of management, inflation has not and will not have a material effect on the operations of the Company. The Company is in production with clients and purchase orders (Refer to Exhibit 10.4).  Amber Optoelectronics Inc., is entering a stage in its development whereby most of its traditional “startup” costs have been already allocated in the past.  Its manufacturing plant is now in a position where most of its resources – equipment, tools and experienced personnel is now in place, whereby the additional cost resulting from an increase in production capacity will be minimal.  Amber can presently offset the production of 30,000 units per month - from a present capacity of 20,000 units per month - with minimal effort as the equipment is already in place.  As it generates additional sales, leading to increased production, our profit margin should sustain our additional costs moving forward.

Description of Property.

Our principal executive offices are located at 2283 Argentia Road, Unit 10, P.O. Box 8, Mississauga, Ontario, Canada L5N 5Z2, and rented on a month to month basis at a cost of $1250.00 per month.  Our manufacturing facility of 20,000 square feet rented without lease for $2800.00/month on a month to month basis for a term of 36 months is located at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan. (see Recent Developments).

Principal Products

Amber Optoelectronics Inc. principle products include;

  Standard Modules

         Wide Screen Modules

15” TFT LCD Module

15” TFT LCD-Wide Screen Module

17” TFT LCD Module

17” TFT LCD-Wide Screen Module

19” TFT LCD Module

19” TFT LCD-Wide Screen Module

26” TFT LCD Module

26” TFT LCD-Wide Screen Module

36” TFT LCD Module

36” TFT LCD-Wide Screen Module

42” TFT LCD Module

42” TFT LCD-Wide Screen Module

Distribution Methods

The Company does not supply the consumer marketplace and only markets its products to manufacturers of televisions and computer products.

Competitive Business Conditions

The market for the manufacturing of LCD components is highly competitive. It is also highly fragmented, with many providers and no single competitor maintaining clear market leadership. Our competition varies by location, type of service provided, and the customer to whom services are provided. Our competitors are comprised of large national or international manufacturers; hardware manufacturers and suppliers of LCD components.  We believe that to compete successfully, we must offer appropriate solutions, be able to staff our work with skilled professionals, and price our products competitively.  Our contracts typically set rules of engagement, pricing guidelines, and any discount processes required (volume typically). The contracts manage the relationship and are not indicators of guaranteed work.  Each customer provides us with Letters of Intent (based on one year terms are obtained) along with monthly Purchase Orders to cover the logistics of the requirement and unit cost for the particular component. In most cases contracts can be terminated with a notice of 10 to 30 days.

Competitive Strengths

We believe that our ability to compete in our target markets is based on the following competitive strengths:

•

Proprietary and Patented Intuitive Interface Technologies: Our strong technology portfolio, including our proprietary and patented technologies and trade secrets, has enabled us to position ourselves as the solution of choice for demanding applications in our markets.

•

Technology Leadership for Intuitive Interface Designs: Our suite of proprietary interface technologies and design patents enables users to address complex requirements in an efficient and cost-effective manner. We have developed a wide range of technologies pertinent to the Liquid Crystal Displays and advanced packaging that enable us to deliver additional value to our customers.

•

Strong Strategic Relationships with Industry Leading OEMs: We have established a strong customer base with leading OEMs and work with a wide range of partners including customers, suppliers, and hardware developers and integrators that enable us to offer a wide range of applications.

•	Proven Supplier to First-Tier Global Companies: We have several years of experience as a supplier of electronic products and solutions to many of the world’s most knowledgeable and demanding OEMs.

Research and Development

Research and development expenses consist primarily of wages and benefits for product strategy and development personnel. We have focused our research and development efforts on both improving ease of use and functionality of our existing products as well as developing new offerings. We primarily expense research and development costs. The small percentage of direct development costs related to software enhancements which add functionality are capitalized and depreciated as a component of cost of revenue. We expect that on an annual basis research and development expenses will increase in absolute dollars, but decrease as a percentage of revenue, as we continue to enhance and expand our product offerings.

Dependence on one or a Few Customers

We currently provide services to several customers under contracts that are terminable upon 30 days' notice.  Our customer base must increase substantially in order to provide increased revenues and a stable base of customers, so that the loss of one or more will be absorbed across the entire base.  We require our customers to provide us with a Letter of Intent for a one year term, in conjunction with the provision of monthly purchase orders.  Our success will depend upon providing service that creates a high level of customer satisfaction.

All clients are component producers of finished products to the retail market.  Amber Optoelectronics Inc. has a number of clients in its database.  A representative sample is included and Amber Optoelectronics is not dependent on any one or a few listed  as no single project or client has represented more than 5% of Amber's total revenue in any given period, there is no dependence on a specific client or business segment. Further, sudden loss of a customer appears to be a very remote possibility, and even a large purchase order would unlikely pose a material risk to Amber or its subsidiaries.

Tsinghua Tongfang Co. Ltd.  Shulin City, Taiwan

Founder Electronics. Beijing, China

Well Vision Co. Ltd. Taipei City, Tiawan

Clevo Co. Sun Chung City, Taipei, Taiwan

Everspring Industry Co. Ltd.  Kweishan, Taiwan

Image Power Technology Corp. Jubei City, Taiwan

Advanced Technology Solutions Taipei, Taiwan

Sharp Group. Osaka, Japan

Haier Group Co. Ltd.  Qingdao, China

Chi Mei Optoelectronics Corp.  Tainan, Taiwan

Patents, Trademarks and Licenses

Refer to Exhibit 10.1, Exhibit 10.2 and Exhibit 10.21 for Licensing Right and Patents.

Government Approvals

The Company is not in a position or industry, which requires any government approval.

Effect of Existing or Probable Government Regulations

The Company is not subject to Government Regulations.

Costs and Effects of Compliance with Environmental Laws

The Company is not subject to Compliance with Environmental Laws.

Employees

The Company currently employs 32 full-time plus has available 18 part-time employees when needed.

Reports to Security Holders

Prior to this filing, we have not been required to deliver annual reports to our security holders. To the extent that we are required to deliver annual reports to security holders through our status as a reporting company, we will deliver annual reports. Upon completion of this Form S-1, we intend to file annual and quarterly reports with the Commission. The public may read and copy any materials filed with the SEC at 100 F Street, N.W., Washington, DC 20549. The public may obtain information by calling the SEC at 1-800-SEC-0330.  We will be an electronic filer and the SEC maintains an Internet Site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which may be viewed at http://www.sec.gov/.

Legal Proceedings

We are not a party to any pending legal proceeding and are not aware of any contemplated legal proceeding by a governmental authority or any other person or entity involving our Company.

Management’s Discussion and Analysis of Financial Condition

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

The information presented here should be read in conjunction with Amber Optoelectronics Inc.’s unaudited financial statements and related notes for the nine months ended September 30, 2007 and 2006 respectively.

General

Liquidity and Capital Resources

At December 31, 2006, the Company had current assets and liabilities totaling $1,534,887 and $2,502,730, respectively, this resulted in a working capital deficit of $967,843.  At this time, none of the shareholders have contributed towards funding of the company and there is no repayment due as a result.

The Company has incurred a net loss during the current fiscal year of $1,464,020 but does not anticipate this to continue into future fiscal years. Included in the net loss incurred during the current year was a one-time expense of $1,405,230, which accounted for almost the entire amount of the net loss.

Results of Operations

Year ended December 31, 2006 vs. the year ended December 31, 2005.

Net sales for the year ended December 31, 2006 was $7,492,750 versus net revenues of $5,581,004, an increase year-over-year of $1,911,746, or 34%. The increase was driven by aggressively trying to increase market share and geographic footprint to gain additional customer base.

Our cost of sales for the year ended December 31, 2006 was $7,161,037 compared to $5,172,573 for the year ended December 31, 2005.

The increase of $1,988,464 of cost of revenues was the direct result of the increase in the procurement of product during a year of significantly increasing wholesale price sourcing and also impacted by a global increase in raw material pricing and reduced ability to find alternative purchasing sources given the increase demand in Asia for all forms of products and materials spurred by a significant increase in demand in this geographic location.

Our selling, general and administrative expenses for the year ended December 31, 2006 vs. year ended December 31, 2005 increased  20%, or $61,015, from $298,168 to $359,183 due to the increase in investment for sales and marketing costs, in order to increase revenues and market share. General and administrative expenses were comparable on a year-over-year basis.

Non-operating income for the year ended December 31, 2006 decreased to $5,235 versus non-operating income of $25,420 during the same period ended December 31, 2005. Primary reason is attributed to one-time gain on sale of certain non-operating fixed assets that resulted in a one-time gain of almost $15,000.

Non-operating expenses for the year ended December 31, 2006 increased to $36,555 versus non-operating expenses of $8,582 during the same period ended December 31, 2005. Primary reason is attributed to one-time loss on sale of certain operating assets that resulted in a one-time loss in the current year of $26,563.

During the year ended December 31, 2005, we incurred a tax provision for income taxes of $32,444 as compared to the year ended December 31, 2006 where there was no provision required. Taxable pre-tax income for the current year ended December 31, 2006 was a loss of $1,464,020 resulting in no income tax provision. The previous year ended December 31, 2005 had pre-tax income of $127,101 which required the booking of in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets the tax provision.

Accordingly, for the year ended December 31, 2006, we incurred a net loss of $1,464,020 versus a net income after income tax provision of $94,657 for the year ended December 31, 2005.  The majority of the increase in net loss in the current year was driven by significant increase in operating costs and a one-time expense item of $1,405,230 that was recorded due to theft by one of the Company’s former employee’s. In the early part of fiscal 2006, the operating company, Yixiang Plastics, changed its corporate name to Mei Pao Optoelectronics Inc. During the transition period the Accountant of the aforementioned precursor companies illicitly transferred a Letter of Credit in the amount of $1,405,230 away from the Company’s bank account and into his own. The Director’s of the newly formed entity, Amber Optoelectronics Co. Ltd., a company based in Taiwan, personally agreed to indemnify the company and its suppliers. Amber Optoelectronics Inc., the Delaware based corporation, agreed in principle to assist the Taiwanese company to resolve this matter to the best of their ability.

Critical Accounting Policies

Critical accounting policies are those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Our significant accounting policies are described in Note 1 to the Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following accounting policies are deemed to be critical by our management.

Use of Estimate

The preparation of these financial statements in conformity with accounting principles generally accepted and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

Revenue Recognition

The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

Foreign Currency Translation

The functional currency of the Company is the local currency where the Company operates (Taiwan).  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in adjustments of $4,878 and $2,672 for the years ending December 31, 2006 and 2005, respectively.  Foreign currency transaction gains resulting from favorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $4,015 and $7,902 in the years ending December 31, 2006 and 2005, respectively, and are shown as separate items in the accompanying consolidated statement of operations. Foreign currency transaction losses resulting from unfavorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $1,342 and $5,059 in the years ending December 31, 2006 and 2005, respectively, and are shown as separate items in the accompanying consolidated statement of operations.

Recent Accounting Pronouncements

In December 2004, FASB issued SFAS 153, “Exchanges of Non monetary Assets- an amendment to APB Opinion No. 29”. This statement amends APB 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 154 on its financial statements.

Controls and Procedures

The Corporation maintains disclosure controls and procedures designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the specified time periods. As of the end of the period covered by this report, the Corporation's Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the Corporation's disclosure controls and procedures. Based on the evaluation, which disclosed no significant deficiencies or material weaknesses, the Corporation's Chief Executive Officer and Chief Financial Officer concluded that the Corporation's disclosure controls and procedures are effective as of the end of the period covered by this report. There were no changes in the Corporation's internal control over financial reporting that occurred during the Corporation's most recent fiscal year end that have materially affected, or are reasonably likely to materially affect, the Corporation's internal control over financial reporting.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

General

Liquidity and Capital Resources

One of the consolidated entities, Yixiang, became insolvent and ceased its operations.  Consequently, Yixiang became, essentially, bankrupt.  As the result, Yixiang was liquidated and Amber Optoelectronics Corp. in Taiwan settled with the bank.  Hence, it was recognized as gain in the income statement for the 9 months ended September 30, 2007.  The bank is one of the regional banks in Taipei, Taiwan.

In addition, through disposal of Yixiang’s inventories and equipment, Amber managed to recognize gains from the asset disposal in the income statement for the 9 months ended September 30, 2007.  The inventory consisted of various LCD (Liquid Crystal Display) components, such as, LCD screen frames, fasteners, etc., manufacturing equipment and “back light” modules. The parties that acquired the asset disposal are mostly business vendors located  in Taiwan.

We have historically funded our working capital needs from operations, advance payments from customers, and bank borrowings. Our working capital requirements are influenced by the level of our operations, the numerical and dollar volume of our project contracts, the progress of our contract execution, and the timing of accounts receivable collections.   Presently, we have a number of Purchase Orders (contracts) on file that should properly sustain the company over the next twelve months.  We do not foresee any need for further financing in the near future.

At September 30, 2007, the Company had current assets and liabilities totaling $416,081 and $383,332, respectively, that resulted in a working capital surplus of $32,749. The Company has generated a net income of $1,335,816 during the current fiscal year due to recognition of gains from settlement of debts and asset disposal.

The Company is moving towards new product sales and moving away from lower margin sales of the previous two fiscal years. We also do not anticipate a trend to materialize that will have any impact on our product as the technology is newly developed.    We do not envision any difficulty in being able to continue operation due to the back-log of purchase orders in hand (Refer to  Exhibit 10.4 – Amber Optoelectronics - Purchase Orders & Letters of Intent).

Results of Operations

Nine months ended September 30, 2007 vs. the nine months ended September 30, 2006.

Net sales for the nine months ended September 30, 2007 was $480,672 versus net sales of $6,982,362, a decrease of $6,501,690 versus the same nine month period for the previous year. The decrease was driven by the company’s decision to liquidate inventory and product lines that had been deemed low or deteriorating margin producers in favor of new product lines that will lead the company into material profit margins in the current and future fiscal years.

Our cost of revenues for the nine months ended September 30, 2007 was $366,035, or 76% of net sales compared to $6,527,601, or 94% of net sales for the nine months ended September 30, 2006.  The decrease of $6,161,566 of cost of sales was the direct result of the decrease in net sales of $6,501,690, as the company liquidated inventory and commitments of its existing products during the nine months ended September 30, 2006, and introduced its new product lines during the nine months ended September 30, 2007. The goal is to generate higher margins from more in-demand products while expanding into new sales regions and territories in the current fiscal year and beyond.

Our selling, general and administrative expenses for the nine months ended September 30, 2007 versus the nine months ended September 30, 2006 decreased 192% or by $170,580, to $88,736, from $259,316 due to the decrease in selling and marketing investment in order to retrench and rebuild the sales, marketing initiatives and focus by aligning efforts and expenditures with the new product line launches while building slowly in order to gain footholds in new sales markets and regions.  General and administrative expenses were comparable on a year-over-year basis.

Non-operating income for the nine months ended September 30, 2007 was $1,408,167 versus non-operating income of $54 during the same period ended September 30, 2006. These increases were due to the Company’s recognition of gains from settlement of debts and asset disposal.

Non-operating expenses for the nine months ended September 30, 2007 increased to $98,708 versus non-operating expenses of $8,371 during the same period ended September 30, 2006. Primary reason is attributed to one-time loss on sale of certain operating assets that resulted in a one-time loss in the current year of $98,708. The main expense driver in the nine month period ended September 30, 2006 was interest expense incurred as the company had short term bank loans in place during the period, loans which were fully repaid in June of 2006.

During the nine month period ended September 30, 2007, we incurred no tax provision for income taxes as the net income from gains of settlement of debts and asset disposal was offset by the accumulated net loss carried forward. There was a tax provision recorded for the same period a year ago of $16,099 as we had taxable income of $187,128.

As a result, for the nine months ended September 30, 2007, we generated a net income of $1,335,816 versus a net income of $171,029 for the nine month period ended September 30, 2006.  The major reason for the net income was due to the Company’s recognition of gains from settlement of debts and asset disposal.

Critical Accounting Policies

Critical accounting policies are those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our significant accounting policies are described in Note 1 to the Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following accounting policies are deemed to be critical by our management.

Use of Estimate

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

Revenue Recognition

The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

Foreign Currency Translation

The functional currency of the Company is the local currency where the Company operates (Taiwan).  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in income of $4,456 and $22,336 for the nine months ending September 30, 2007 and 2006, respectively.  Foreign currency transaction gains resulting from favorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $0 and $54 in the nine months ending September 30, 2007 and 2006, respectively, and are shown as separate items in the accompanying consolidated statement of operations. Foreign currency transaction losses resulting from unfavorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $0 and $0 in the nine months ending September 30, 2007 and 2006, respectively, and are shown as separate items in the accompanying consolidated statement of operations.

Recent Accounting Pronouncements

In December 2004, FASB issued SFAS 153, “Exchanges of Non monetary Assets- an amendment to APB Opinion No. 29”. This statement amends APB 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 154 on its financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2006.

The information presented here should be read in conjunction with Amber Optoelectronics Inc.’s audited financial statements and related notes for the twelve months ended December 31, 2007 and 2006.

General

Liquidity and Capital Resources

We have historically funded our working capital needs from operations, advance payments from customers, bank borrowings, and capital from shareholders. Our working capital requirements are influenced by the level of our operations, the numerical and dollar volume of our project contracts, the progress of our contract execution, and the timing of accounts receivable collections.   Presently, we have a number of Purchase Orders (contracts) on file that should properly sustain the company over the next twelve months.

During the twelve month period, the materials and procured products that increased in price include; Back/light components, Reflection Film, Light Guiding Plates, Diffusion film, Enhanced Prism Film, and External Frames.

The increase in the procurement of product during a year of significantly increasing wholesale price sourcing and also impacted by a global increase in raw material pricing and reduced ability to find alternative purchasing sources given the increase demand in Asia for all forms of products and materials spurred by a significant increase in demand in this geographic location.

The Company is moving towards new product sales and moving away from lower margin sales of the previous two fiscal years. We also do not anticipate a trend to materialize that will have any impact on our product as the technology is newly developed.

At December 31, 2007, the Company had current assets and liabilities totaling $477,561 and $345,955, respectively, that resulted in a working capital surplus of $131,606. The Company has generated a net income of $1,287,246 during the current fiscal year due to recognition of gains from settlement of debts and asset disposal.

The Company is moving towards new product sales and moving away from lower margin sales of the previous two fiscal years. We also do not anticipate a trend to materialize that will have any impact on our product as the technology is newly developed.  We do not envision any difficulty in being able to continue operations as the Company presently has a back-log of purchase orders in hand.

Results of Operations

Twelve months ended December 31, 2007 vs. the twelve months ended December 31, 2006.  Net sales for the twelve months ended December 31, 2007 was $128,239 versus net sales of $7,492,750, a decrease of $7,364,511 versus the same twelve month period for the previous year. The decrease was driven by the company’s decision to liquidate inventory and product lines that had been deemed low or deteriorating margin producers in favor of new product lines that will lead the company into material profit margins in the current and future fiscal years.

Our cost of revenues for the twelve months ended December 31, 2007 was $121,293, or 95% of net sales compared to $7,161,037, or 96% of net sales for the twelve months ended December 31, 2006.  The decrease of $7,039,744 of cost of sales was the direct result of the decrease in net sales of $7,364,511, as the company liquidated inventory and commitments of its existing products during the twelve months ended December 31, 2006, and introduced its new product lines during the twelve months ended December 31, 2007. The goal is to generate higher margins from more in-demand products while expanding into new sales regions and territories in the current fiscal year and beyond.

Our selling, general and administrative expenses for the twelve months ended December 31, 2007 versus the twelve months ended December 31, 2006 decreased 1,132% or by $330,018, to $29,165, from $359,183 due to the decrease in selling and marketing investment in order to retrench and rebuild the sales, marketing initiatives and focus by aligning efforts and expenditures with the new product line launches while building slowly in order to gain footholds in new sales markets and regions.  General and administrative expenses were comparable on a year-over-year basis.

Non-operating income for the twelve months ended December 31, 2007 was $1,408,173 versus non-operating income of $5,235 during the same period ended December 31, 2006. These increases were due to the Company’s recognition of gains from settlement of debts in the amount of $1,020,816 and asset disposal in the amount of $345,953.

Non-operating expenses for the twelve months ended December 31, 2007 increased to $98,708 versus non-operating expenses of $36,555 during the same period ended December 31, 2006. Primary reason is attributed to one-time loss on sale of certain operating assets that resulted in a one-time loss in the current year of $98,708.

During the twelve month period ended December 31, 2007, we incurred no tax provision for income taxes as the net income from gains of settlement of debts and asset disposal was offset by the accumulated net loss carried forward.

As a result, for the twelve months ended December 31, 2007, we generated a net income of $1,287,246 versus a net income of $(1,464,020) for the twelve month period ended December 31, 2006.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2008

During the three months ended March 31, 2008, the Company generated $9,491 in net revenues.

The Company is continuing its strategy commenced in the forth quarter of its previous fiscal year, to maximize its production capacity to manufacture and provide our current product lines to our existing client base in Taiwan and China, while also pursuing new customers in expanded regions in Europe and other parts in Asia.

Cost of Revenues for the three month period ended March 31, 2008 was $10,468.  The amount represents entirely the cost of products sold and all shipping, handling, and warehousing costs.  The Company is continuing its direction of introducing new products to the marketplace.

Total sales and marketing expenses for the three months ended March 31, 2008 was $0.  As the Company was focused on initiating is production capacity, all efforts were placed on the production facility.  The Sales Returns was $0 and our Sales Allowances was also $0.

In the three months ended March 31, 2008, general and administrative expenses were $2,860.  These expenses consisted of primarily professional fees or accounting, tax, and legal services engaged by the Company.

Our depreciation and amortization for the three months ended March 31, 2008, was $2,695.

In the quarter ended March 31, 2008, the Company expensed $0 in interest expense.

During the three month period ended March 31, 2008, we incurred no tax benefit nor had to record a provision for income taxes as the Company had a net loss position of $3,837.

The Company recorded a net loss for the three months ended March 31, 2008 of $3,387.  It is anticipated the during the next nine months of the current fiscal year, initiatives invested in production or our product lines and sales and marketing activities should contribute to the Company stemming the net loss incurred during the three months ended

March 31, 2008, with the goal of achieving at the very least a break-even pre-tax income level by the fiscal year end of December 31, 2008

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2008

The information presented here should be read in conjunction with Amber Optoelectronics Inc.’s audited financial statements and related notes for the six months ended June 30, 2008 and 2007.

General

Liquidity and Capital Resources

We have historically funded our working capital needs from operations, advance payments from customers, bank borrowings, and capital from shareholders. Our working capital requirements are influenced by the level of our operations, the numerical and dollar volume of our project contracts, the progress of our contract execution, and the timing of accounts receivable collections.   Presently, we have a number of Purchase Orders (contracts) on file that should properly sustain the company over the next six months.

During the six month period, the materials and procured products that increased in price include; Back/light components, Reflection Film, Light Guiding Plates, Diffusion film, Enhanced Prism Film, and External Frames.

The increase in the procurement of product during a year of significantly increasing wholesale price sourcing and also impacted by a global increase in raw material pricing and reduced ability to find alternative purchasing sources given the increase demand in Asia for all forms of products and materials spurred by a significant increase in demand in this geographic location.

The Company is moving towards new product sales and moving away from lower margin sales of the previous two fiscal years. We also do not anticipate a trend to materialize that will have any impact on our product as the technology is newly developed.

At June 30, 2008, the Company had current assets and liabilities totaling $443,962 and $412,164, respectively, that resulted in a working capital surplus of $32,093. The Company has generated a net income loss of $145,923 during the current fiscal year due to inventories and asset disposal.

The Company is moving towards new product sales and moving away from lower margin sales of the previous two fiscal years. We also do not anticipate a trend to materialize that will have any impact on our product as the technology is newly developed.  We do not envision any difficulty in being able to continue operations as the Company presently has a back-log of purchase orders in hand.

Results of Operations

Six months ended June 30, 2008 vs. the six months ended June 30, 2007.  Net sales for the six months ended June 30, 2008 was $26,261 versus net sales of $348,080, a decrease of $321,819 versus the same six month period for the previous year. The decrease was driven by the company’s decision to liquidate inventory and product lines that had been deemed low or deteriorating margin producers in favor of new product lines that will lead the company into material profit margins in the current and future fiscal years.

Our cost of revenues for the six months ended June 30, 2008 was $25,726, or 98% of net sales compared to $247,474, or 96% of net sales for the six months ended June 30, 2007.  The decrease of $221,748 of cost of sales was the direct result of the decrease in net sales of $321,819, as the company liquidated inventory and commitments of its existing products during the six months ended June 30, 2007, and introduced its new product lines during the six months ended June 30, 2008. The goal is to generate higher margins from more in-demand products while expanding into new sales regions and territories in the current fiscal year and beyond.

Our selling, general and administrative expenses for the six months ended June 30, 2008 versus the six months ended June 30, 2007 decreased by $53,877, to $5,331, from $59,208 due to the decrease in selling and marketing investment in order to retrench and rebuild the sales, marketing initiatives and focus by aligning efforts and expenditures with the new product line launches while building slowly in order to gain footholds in new sales markets and regions.  General and administrative expenses were comparable on a year-over-year basis.

Non-operating income for the six months ended June 30, 2008 was $0 versus non-operating income of $0 during the same period ended June 30, 2007.

Non-operating expenses for the six months ended June 30, 2008 were $0 versus non-operating expenses of $95,524 during the same period ended June 30, 2007.

During the six months ended June 30, 2007, the net loss was $4,797.

During the six month period ended June 30, 2008, we incurred no tax provision for income taxes as the net income from gains of settlement of debts and asset disposal was offset by the accumulated net loss carried forward.

As a result, for the six months ended June 30, 2008, we generated a net income loss of  $4,401 versus a net loss of  $50,003 for the six month period June 30, 2007.

Liquidity and Capital Resources

Our ability to continue as a going concern is dependent on the Company’s ability to raise additional funding from expansion of our bank facility, an equity injection, and increased sales revenue.  In addition, certain shareholders have also supported the Company by foregoing salaries and expense reimbursement from time-to-time or converting shareholders loans to equity.  While there is no legal commitment to do so, the Company believes that certain shareholders will continue to support the Company in a similar manner.

The Company anticipates that its cash needs over the next 12 months will be met by primarily from a combination of profits, available bank overdraft, and investment banking.

If the Company is unable to obtain additional funding sources of debt and equity capital, then the failure to obtain this funding will have a material adverse effect on the Company’s business and this may force the Company to reorganize, or to reduce the cost of all operations to a lower level of expenditure which may have the effect of reducing the Company’s expected revenues and net income for the fiscal year 2008.

Order Process, Purchase Orders and Letters of Intent

Amber Optoelectronics currently has a number of Purchase Orders with a total value of $41,000,000 USD on file, that have been signed and accepted (Refer to Exhibit 10.41).   At the same time, Amber Optoelectronics also has on file, Letters of Intent (LOI’s) valued at $92,000,000+ USD (Refer to Exhibit 10.42).   Sample copies are provided in both exhibits detailing the dates on which the agreements were entered, and additional information.

To determine the value associated with each agreement, Amber Optoelectronics creates an “internal” file, prior to the attainment of a Purchase Order to take into account the following;

Billing and supplier information

List of items/components to be purchased

Quantity and unit price of each item/component

Production run/schedule

Manpower & overhead costs

Delivery schedule

Termination provisions and penalties

Total cost of goods

Applicable margins

Customer “Sell to Price”

Payment Terms

Unit prices based on Purchase Order

Customer to issue Letter of Credit

Effective date on final delivery of products

Based on average (term) exchange rate

Purchase Orders

Our manufacturing facility becomes engaged only when a Purchased Order has been received, contracts and terms have been negotiated and all other relevant documentation has been validated.  Amber Optoelectronics recognizes the value of a purchase order, once the products have left the manufacturing facility to be delivered to its customers.

Letters of Intent

Amber Optoelectronics typically initiates a Letter of Intent (LOI) with it customers to further define a multi-unit order and prior to the signing of a formalized agreement or contract.  An LOI is usually time intensive given the nature of manufacturing components, assembly, production time, manpower, delivery schedule and documentation requirements.  These LOI’s are usually not binding on either party, but this allows both parties to negotiate in good faith moving forward.  In most cases, an LOI is issued where the production run or delivery schedule is spread over a number of months.  Once the LOI has been finalized, one of several Purchase Orders may be provided detailing the delivery of a number fixed number of units per month (or other term).  It is not uncommon for one LOI to have 12 associated purchase orders provided during the course of a year.  Amber Optoelectronics does not recognize any revenue upon the issuance of an LOI.  These LOI’s, will however assist in production and sales forecasts.  Amber Optoelectronics may not receive any revenues under the letters of intent, insofar as they are non-contractual and non-binding.

Termination and Cancellation

Subject to Amber Optoelectronic’s Sales Order Acknowledgement “Terms and Conditions of Sale” our Termination and Cancellation reads as follows;

(a.) Buyer may terminate this contract in whole, or from time to time, in part, upon ninety (90) days advance written notice to Seller. In such event, Buyer shall be liable for termination charges which shall include: 1. a price adjustment based on the quantity of goods actually delivered, and 2. if goods ordered are a standard catalog item, Buyer will pay a cancellation and restocking charge for each unit cancelled equal to 20% of the purchase order item price, or if goods are non-standard items built to the Buyer’s custom order, Buyer will pay for all cost, direct and indirect, incurred and committed for this contract, together with a reasonable allowance for prorated expenses and anticipated profits. (b.) If, in Seller's judgment, the Buyer's financial condition does not justify the terms of payment specified, Seller may cancel this contract unless Buyer shall immediately pay for all goods which have been delivered and pay in advance for all goods prior to delivery.

Executive Compensation and Corporate Governance

Executive Compensation

As of February 14, 2008, The Company has not compensated its directors for service on the Board of Directors or any committee thereof other than the shares listed herein.. As of the date hereof, no director or officer has accrued any expenses or compensation up to this time period. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

SUMMARY COMPENSATION TABLE – Officers & Directors
Name and Principal position (a)	Year (b)	Salary ($) (c)	Bonus (S) (d)	Stock awards (S) (e)	Option awards (S) (f)	Nonequity in- centive plan compensation (S) (g)	Nonqualified deferred compensation earnings (S) (h)	All other compen-sation (S) (i)	Total (S) (j)
Carman McClelland Chief Executive Officer & Director	2006- 2008	0	0	$10,000	0	0	0	0	$10,000
John Campana President & Director	2006 - 2008	0	0	$10,000	0	0	0	0	$10,000
George Parselias Sectretary Treasurer & Director	2006- 2008	0	0	$10,000	0	0	0	0	$10,000

          Notes:    i)  Each Officer  & Director will be subject to a yearly review at which time, a new compensation structure will be identified if need be.

                        ii) Stock Awards are based on the Proposed Maximum Offering Price of $0.05 per unit.  For example, 200,000 shares equates to $10,000.

The granting of shares (already provided) is the only compensation plan that we have at this time. We may adopt a plan in the future to pay or accrue cash compensation to our officers and directors for services rendered.  We currently do not have a stock incentive plan for the benefit of officers, directors or employees, but our Board of Directors may recommend the adoption of such programs in the future.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.  There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our officers and directors. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

Security Ownership of Management

The following table sets forth information relating to the beneficial ownership of the Company’s common stock by the Company’s directors and executive officers, and by all the Company's directors as a group, as of February, 2008.

Security Ownership of Management Table

Title of Class	Name of Beneficial Owner	Age	Position	Term	Period	Amount and nature of beneficial ownership	Percent of Class
Common	Carman McClelland	56	Chief Executive Officer & Director	2 yr	Jan 2007– Present	200,000.8%
Common	John Campana	48	President & Director	2 yr	Jan 2007– Present	200,000	. .8%
Common	George Parselias	42	Secretary/Treasurer& Director	2 yr	Jan 2007– Present	200,000	. .8%
Totals						600,000	2.4%

         Notes:

i)   Applicable percentages are based upon 25,728,850 shares of common stock outstanding as of February 8, 2008.

ii)   The issuance of 9,000,000 to Mr. Jack C. Chen, plus 750,000 shares to Mr. Chia Sheng Hsieh, was restricted stock issued from Treasury in connection with the exclusive Licensing Rights regarding the Asian patents.

iii)  The 100,000 shares issued to Mr. Richard Lane, plus the 200,000 shares given to each of the three directors of the company was consideration given to the attorney and directors for services rendered, and to be rendered.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to electing directors. The Board of Directors appoints officers annually and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

No director, officer, affiliate or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

The following is a brief summary of the business experience of the foregoing:

Carman McClelland, B.A., LL.B, Chief Executive Officer

Carman McClelland graduated from the University of Windsor, Faculty of Law in 1983.  He articled with a Toronto, Bay Street firm that specializes in representing management in employment matters.  In 1987, Carman was elected as the Member of Provincial Parliament for the Riding of Brampton North.  Since 1995, Mr. McClelland has been practicing law in Brampton, Ontario and has, as part of his practice, provided government relations services to a large provincial private sector association as well as medium and small businesses.  Carman supports his community by his active involvement with amateur sports, as a volunteer to various charities and member of his faith community, North Bramalea United Church.  His business contributions include serving as Vice President of the Brampton Board of Trade and Executive Board Member of The Peel Law Association.  As a Director of Amber Optoelectronics  Inc., Mr. McClelland  will afford the board the benefit of his expertise acquired over a long career as a public servant, and as an advisor to business management.

John Campana, President

Mr. Campana obtained his Diploma at Ryerson Polytechnical Institute (Ryerson University) - Technical Certifications followed in LAN Switching Technology, VOIP, ATM and Routers. Mr. Campana is a skilled executive who was employed as Vice President Sales and Marketing by Star Navigation Systems Group Inc., a company specializing in aeronautical data transfer via satellite. John was also employed as Vice President of Sales for SolutionInc, a provider of software based technologies for the internet.  From 1996 to 2004, he served as an executive for 3Com Corporation; initially as the Director of Customer Service & Sales, followed by three years as North American Director of Business Development. John has a thorough understanding of the sales cycle, sales process and customer relationship management. These skills, combined with on-the job experience in technology solutions, networking products, software and customer service has honed his executive abilities. John has enjoyed numerous business relationships that span many diversified sectors including government, aerospace, financial, medical and personal growth through education.  As a contributor to our society, John sits on a number of Community Service Boards and is also an Advisor to the School of Business Management, Ryerson University.  As the President of Amber Optoelectronics Inc, Mr. Campana will provide his expertise, business management and relationship skills to ensure corporate success.

George Parselias, B.A., C.M.A., C.G.A.  Secretary/Treasurer

Mr. George Parselias holds a Bachelor of Arts in Economics and is a Certified Management Accountant and has his Certified General Accountant designation.  While with a major Canadian financial services company, he was instrumental in creating forecasting and projection models for all business segments and summary five-year projection models.  His success drew him to their US operation where he managed the US lease portfolio, the largest corporate business unit, valued at $250MM in revenues and $400MM in assets.  He turned his attention to Baker Street Technologies, a software development firm that created a web-based supply chain management solution responsible for all operations including financial management and administrative function of the corporation, including finance, planning and budgeting, accounting and reporting, human resources, administration and legal. In 2006 accepted the position of  Secretary Treasurer of Nitar Teck, Corp. As Director of Finance, Mr. George Parselias is responsible for the financial structure of Amber Optoelectronics Inc. and the continued cost alignments and financial activities related to delivering shareholder value and driving profitability.

Security Ownership of Certain Beneficial Owners.

The following table sets forth the ownership, as of February 8, 2008, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock or is a  Director, and our an Officer of the company.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  At any meeting of the shareholders, every shareholder of common stock is entitled to vote and may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Each shareholder shall have one vote for every share of stock entitled to vote, which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Articles of Incorporation. All elections of directors shall be determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present. The Company’s articles do not provide for cumulative voting or preemptive rights. There are no outstanding options or warrants of any kind for the company's stock.

Security Ownership of Certain Beneficial Owners Table

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of Class
Common	Carmen McClelland 202 Main St. N., Brampton, Ontario, Canada L6V 1P1	200,000.8%
Common	John Campana 1348 Watersedge Rd., Mississauga, Ontario, Canada L5J 1A1	200,000	. .8%
Common	George Parselias 3353 Chimo Crt, Mississauga, Ontario, Canada L5B 4C4	200,000	. .8%
Common	Jack C. Chen No. 263, Sec 2, Ganyuan, St. Shulin City, Taipei, Taiwan	9,000,000	35.0%
Common	Richard Lane 200 East 71st Street, Suite 7C, New York, NY 10021	100,000.4%
Totals		9,700,000	37.8%

Notes:

i)    Applicable percentages are based upon 25,728,850 shares of common stock outstanding as of February 8, 2008.

ii)   The issuance of 9,000,000 to Mr. Jack C. Chen, plus 750,000 shares to Mr. Chia Sheng Hsieh, was not a sale of securities, but restricted stock issued from Treasury in connection with the exclusive Licensing Rights regarding the Asian patents.

iii)  The 100,000 shares issued to Mr. Richard Lane, plus the 200,000 shares given to each of the three directors of the company was consideration given to the attorney and directors for services rendered, and to be rendered.

Certain Relationships and Related Transactions

2006
Name	Maxima Balance	Date	Ended Balance
Jin-Wan Chen	$30,675	December 31	$30,675
Chao-Wen Cheng	$30,675	December 31	$30,675

2005
Name	Maxima Balance	Date	Ended Balance
Jin-Wan Chen	$415,106	December 31	$415,106
Chao-Wen Cheng	$412,868	December 31	$412,868

Transactions with Related Person, Promoters and Certain Control Persons

Amber Optoelectronics Inc. (through Kerrie Acquisition Corp.) has entered into an agreement with Visionary Investment Group Inc. to provide product awareness.  Refer to Exhibit 10.6.

Material Changes

Not applicable.

Incorporation of Certain Information by Reference

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC.

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy our common shares in any circumstances under which the offer or solicitation is unlawful.

AVAILABLE INFORMATION

We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.   You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Amber Optoelectronics Inc.., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

As authorized by Section 145 of the Delaware General Corporation Law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding have no reasonable cause to believe the person’s conduct was unlawful .under Delaware corporation law, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under section 145.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Amber Optoelectronics Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Amber Optoelectronics, Inc.

Amount (1)
SEC Registration fee	$39.80
Blue Sky fees and expenses	7,000.00
Printing and shipping expenses	250.00
Legal fees	6,500.00
Transfer and Miscellaneous expenses	4,500.00
Total (1)	$18,289.80

    (1) All expenses, except SEC registration fees, are estimated.

Amber Optoelectronic Inc., management believes that it will be in a better position poised for long term growth by becoming a public entity.  Its present product portfolio has captured a niche in the LCD marketplace, by providing technological innovations at a reduced cost.  As Amber embarks on increasing its customer base, financing may be required to provide to facilitate long-term growth. Amber understands that its growth depends upon increasing its present client base, production capacity, inventory holding & staging areas, personnel requirements, sales/marketing activities, and production samples. By obtaining a public listing, Amber will be in better position to obtain financing to move its business plan forward.  Shareholders will benefit as Amber will be public entity allowing a market for their shares as well as providing potential investors with an exit strategy.

Please note that Management also understands that there is no assurance, in the event the Company obtains a public listing, that it will be able to fund its future operations as a result of the public listing.

Indemnification of Directors and Officers

Paragraph Seventh of the Certificate of Incorporation of the Company provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Article VI of the Company’s Bylaws provides that each director and officer shall be indemnified by the Corporation against all costs and expenses actually and necessarily by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Recent Sales of Unregistered Securities

Amber Optoelectronics Inc. issued 9,750,000 shares to patent holders of the Black Light technology for the exclusive license rights to said technology.  Amber Optoelectronics Inc., also issued 200,000 shares to each of the three Officers and Directors on the board.  In addition, 100,000 shares were issued to legal counsel for a total of 10,450,000 unregistered restricted shares.

Exhibit and Financial Statements – Table of Contents

EXHIBITS AND FINANCIAL STATEMENTS

         Page

   EXHIBITS AND FINANCIAL STATEMENTS

    FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH  31, 2008

CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2008

    EXHIBITS

3.1  Certificate of Incorporation…………………………………………………………………………….…………………………….. …- 78 -

3.2  BY-LAWS OF THE COMPANY

5.1  OPINION OF COUNSEL

5.2  OPINION OF COUNSEL – LETTER TO THE SECURITIES AND EXCHANGE COMMISSION

10.1  AMBER OPTOELECTRONICS – LICENSING RIGHTS

10.2  AMBER OPTOELECTRONICS – LICENSING RIGHTS – TERRITORY MODIFICATION

10.21  Amber Optoelectronics – Licensing Rights – Territory Confirmation

10.4  AMBER OPTOELECTRONICS – PURCHASE ORDERS & LETTERS OF INTENT

10.41  Purchase Orders

10.51  Letters of Intent

10.6  VISIONARY INVESTMENT GROUP INC. – CONSULTANT’S AGREEMENT

23.1  INDEPENDENT AUDITORS CONSENT

23.2  INDEPENDENT AUDITORS LETTER

99.20 Manufacturing Production Schedule……..………………………………………………………………….…………………………- 99 -

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Financial Statements of

AMBER OPTOELECTRONICS INC.

December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

 and Stockholders

Amber Optoelectronics Inc.

Delaware

We have audited the accompanying consolidated balance sheets of Amber Optoelectronics Inc.  as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2006.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming Amber Optoelectronics Inc. will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses that have resulted in an accumulated deficit.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding this matter are described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP

Rochester, New York

October 29, 2007

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Balance Sheets
	31-Dec-06		31-Dec-05
ASSETS
Cash and Cash Equivalents	$ 5,772		$ 93,634
Notes Receivable	-		70,651
Accounts Receivable - Net of Allowance
for Doubtful Accounts	-		174,080
Inventories	1,512,508		1,695,822
Prepaid Expenses	1,375		3,355
Other Current Assets	15,232		188,152
Total Current Assets	1,534,887		2,225,694

Property, Plant and Equipment	49,741		272,117
Net of Accumulated Depreciation
Deferred Cost	14,658		18,711
Total Assets	$ 1,599,286		$ 2,516,522
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Bank Loans	$ 1,020,816		$ 283,625
Short Term Borrowings	-
Notes payable	-		435,001
Advances From Customers	747,567		1,913
Due To Shareholders	734,347		809,758
Accounts Payable And Accrued Liabilities	-	#	468,002
Other Liabilities	-		2,266
Total Current Liabilities	2,502,730		2,000,565
Other Liabilities
Long Term Debts	298,248		118,270
Shareholder Advances	-		-
Total Liabilities	298,248		118,270
Shareholders' Equity
Common Stock, $0.001 par value, 50 millions shares
authorized - 24,728,850 and 9 million issued and outstanding
at December 31, 2006 and December 31, 2005	9,000		9,000
Additional paid in capital	141,000		291,000
Legal Reserve	9,821		58
Accumulated Other Comprehensive Income	7,550		2,672
Retained Earnings / (Loss)	1,369,063		94,957

Total Shareholders' Equity	1,201,692		397,687

Total Liabilities and Shareholders' Equity	$ 1,599,286		$ 2,516,522

The accompanying notes are an integral part of these financial statements.

			AMBER OPTOELECTRONICS INC

			Additional			Accumulated	Total
	Number	Common	Paid-In	Legal	Retained	Comprehensive	Stockholders'
	of Shares	Stock	Capital	Reserves	Earnings/(Loss)	Income	Equity

Balance - December 31, 2004	9,000,000	$ 9,000	$ 291,000	$ -	$ 300	$ -	$ 300,300

Appropriation for Legal Reserve	—	—	—	58	—	—	58

Net Income	—	—	—	—	94,657	—	94,657

Foreign Currency Translation Income	—	—	—	—	—	2,672	2,672

Balance - December 31, 2005	9,000,000	$ 9,000	$ 291,000	$ 58	$ 94,957	$ 2,672	$ 397,687

Capital Decrease	—	—	(150,000)	—	—	—	$ (150,000)

Appropriation for Legal Reserve	—	—	—	9,763	—	—	9,763

Net Income/(Loss)	—	—	—	—	(1,464,020)	—	(1,464,020)

Foreign Currency Translation Income	—	—	—	—	—	4,878	4,878

Balance - December 31, 2006	9,000,000	$ 9,000	$ 141,000	$ 9,821	$ (1,369,063)	$ 7,550	$(1,201,692)

The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Statement of Operations
	Twelve Months Ended
	31-Dec-06	31-Dec-05
Sales Revenues:	$ 7,790,819	$ 5,816,341
Less: Sales Returns	(295,325)	(233,677)
Less: Sales Allowances	(2,744)	1,660

Total Net Sales	$ 7,492,750	$ 5,581,004

Cost of Sales	7,161,037	5,172,573
Gross Profit	$ 331,713	$ 408,431
Selling, General and Administrative Expenses	359,183	298,168
Loss Due To Theft	1,405,230

Loss from Operations	$ (1,432,700)	$ 110,263

Non-Operating Income
Interest Revenue	287	1,770
Foreign Exchange Gain	4,015	7,902
Other Income	933	15,748
	5,235	25,420
Non-Operating Expenses
Loss on Sales of Assets	26,563	-
Interest Expense	8,650	3,523
Foreign Exchange Loss	1,342	5,059
	36,555	8,582

Income (Loss) Before Income Taxes	$ (1,464,020)	$ 127,101
Provision for (Benefit From) Income Taxes	-	$ 32,444

Net (Loss) Income	$ (1,464,020)	$ 94,657

Other Comprehensive Income
Foreign Currency Translation Income	4,878	2,672

Total Comprehensive Income (Loss)	$ (1,459,142)	$ 97,329
Net Income Per Share - Basic and Diluted	$ (0.16)	$ 0.01

Weighted Average Shares Outstanding - Basic and Diluted	9,000,000	9,000,000

The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Statements of Cash Flows

	31-Dec-06	31-Dec-05
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ (1,464,020)	$ 94,657
Non-Cash Adjustments
Depreciation and Amortization Expense	41,928	31,215
Changes in Operating Assets and Liabilities
Notes Receivable	70,651	(72,240)
Accounts Receivable	174,080	(177,996)
Inventories	183,314	(1,626,555)
Prepaid Expenses	1,980	(3,431)
Other Current Assets	172,920	(171,840)
Notes Payable	(435,001)	444,786
Accounts Payable & Accrued Liabilities	(470,268)	438,957
Fees on Deposit	745,654	10,515
Income Taxes Payable	-	33,025
NET CASH FLOWS FROM OPERATING ACTIVITIES	$ (978,762)	$ (998,907)

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (Increase) in Property, Plant and Equipment	(4,387)	(11,782)
Decrease (Increase) in Office Equipment	-	(20,418)
Decrease (Increase) in Other Property, Plant and Equipment	(15,637)	(236,475)
Decrease (Increase) in Transportation Equipment	-	-
NET CASH FROM INVESTING ACTIVITIES	$ (20,024)	$ (268,675)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank Advances and Repayments	737,191	290,005
Increase in Long-Term Debt	179,978	120,931
Stockholder Advances and Repayments	(75,411)	689,936
Cash Dividends	-	(531)
Issuance of Common Stock	-	245,399
NET CASH FLOWS FROM FINANCING ACTIVITIES	$ 841,758	$ 1,345,740

EFFECT OF EXCHANGE RATE CHANGES ON
CASH AND CASH EQUIVALENTS	$ 69,166	$ 2,754

NET CHANGE IN CASH AND CASH EQUIVALENTS	(87,862)	80,912

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,634	12,722
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 5,772	$ 93,634

SUPPLEMENTAL DISCLOSURES

Interest Paid, Excluding Capitalized Interest	$ 8,872	$ 3,603
Income Taxes Paid	$ —	$ 33,173

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Long-Term Liabilities - Current Portion	$ 123,313	$ 27,924

The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Notes to Financial Statements

For The Years Ended December 31, 2006 and 2005

1.

Liquidity and Management’s Plans

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of ($1,466,020) during the year ended December 31, 2006. Also, the Company has a cash balance of $5,772, a working capital deficit of $967,843 and an accumulated deficit of $1,369,063 at December 31, 2006. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.

Reporting Entity and its Business Scope
Amber Optoelectronics Co. Ltd. (“the Company”) was incorporated in August, 2006, as a company limited by shares under the law of the Republic of China (“R.O.C.”).  As of December 31, 2006, the Company registered its capital for $150,000.  On July 9, 2007, Amber in Taiwan recapitalized through a reverse acquisition of Amber Optoelectronics Inc.  All shares and per share amounts have been restated to reflect the reverse acquisition. As Amber in Taiwan is the only operating subsidiary with control over its operating and financial policies, the accompanying financial statements have been consolidated with any material inter-company accounts and transactions eliminated. The company is engaged in the sale of electronics, electronic materials..

3.

Summary of Significant Accounting Policies

A. Assumptions of Cash Flow Statements
Cash Flow Statement is comprised of cash and cash equivalents including cash on hand, petty cash, bank deposit, treasury bills purchased with a maturity of three months or less, negotiable certificate of deposit, commercial papers, etc.

B. Accounts Receivable
In order to determine the fair value of accounts receivable, a provision is recorded for doubtful accounts to cover estimated credit losses.  Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable.  The policy is to evaluate the credit risk of its customers utilizing historical data and estimates of future performance.  Accounts balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is remote.

The Company has policies in place to ensure that sales of products are made to customers with an appropriate credit history or the sales are made on cash basis.  The Company also has a concentration of credit risk due to geographic sales as a majority of its products are marketed and sold in Taiwan.

C. Inventories
Inventories are stated at cost based on weighted average method when acquired, and stated at the lower of cost or market value based on gross method at the balance sheet date.

D. Property, plant and equipment
Property, plant and equipment are stated at cost. Significant renewals and improvements are treated as capital expenditures.  Maintenance and repairs are charged to expense as incurred.  When property, plant and equipment are disposed of, their original cost and accumulated depreciation are written off.  Gains on the disposal of property, plant and equipment are recorded as non-operating income in the accompanying statements of income.  In accordance with ROC Company Law, such gains, net of related income taxes are transferred to capital surplus in the subsequent year.  Losses on the disposal of property, plant and equipment are presented as expenses in the accompanying statements of income.

Interest expense related to the purchase and construction of property, plant and equipment is capitalized and included in the cost of related assets.

Depreciation of property, plant and equipment is provided at the straight-line basis using the following useful lives of the respective assets:
Buildings: 40 years
Office equipment: 3~12 years
Other property, plant and equipment: 4~15 years
Machinery and equipment: 3~15 years

E. Financial Instruments

Statement of Financial Accounting Standards No. 107 (“SFAS 107”), Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying value of financial instruments including cash, receivables, prepaid expenses, accounts payable, bank loans and notes payable approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.  The fair market value of long-term debt can not be determined due to a lack of comparability of similar market instruments.

F.

Advertising Costs

Advertising costs are classified as selling expenses and are expensed as incurred.

G.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

H.

Classification of Shipping and Handling Costs

Shipping costs are reflected in the statement of operations under selling expenses.  These costs relate to those costs incurred by the Company for third party shipping to our customers.

I.

Revenue Recognition / Returns

The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

J.

Income Tax
The Company accounts for income taxes under the provision of Statement of Financial Accounting Standards (“SFAS” No. 109), “Accounting for Income Taxes,” whereby deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary; to reduce deferred income tax assets to the amount expected to be realized.

K.

Foreign Currency Translation

The Company maintains its books and accounting records in New Taiwan Dollars (“NTD”), the currency of the ROC.  The Company’s functional currency is also NTD. The Company has adopted SFAS 52 in translating financial statement amounts from NTD to the Company’s reporting currency, United States dollars (“US$”). All assets and liabilities are translated at the current rate. The shareholders’ equity accounts are translated at appropriate historical rate. Revenue and expenses are translated at the weighted average rates in effect on the transaction dates.

Foreign currency gains and losses, if any, are included in the Consolidated Statements of Operations as a component of other comprehensive income.

L.

Lease Commitment

The Company has adopted SFAS No. 13, “Accounting for Leases”. If the lease terms meet one or all of the following four criteria, it will be classified as a capital lease, otherwise, it is an operating lease: (1) The lease transfers the title to the lessee at the end of the term; (2) the lease contains a bargain purchase option; (3) the lease term is equal to 75% of the estimated economic life of the leased property or more; (4) the present value of the minimum lease payment in the term equals or exceeds 90% of the fair value of the leased property. The current lease agreement of the Company does not meet any of the above criteria, so it is classified and recorded as an operating lease.

M.

Recently Issued Accounting Standards

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs - an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005.

As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

In December 2004, the FASB issued SFAS No. 152 “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67” (“SFAS 152”). This statement amends FASB Statement No. 66 “Accounting for Sales of Real Estate” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 “Accounting for Real Estate Time-Sharing Transactions” (“SOP 04-2”). SFAS 152 also amends FASB Statement No. 67 “Accounting for Costs and Initial Rental operations of Real Estate Projects” to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of No monetary Assets - an amendment of APB Opinion No. 29” (“SFAS 153”). SFAS 153 replaces the exception from fair value measurement in APB Opinion No.29 for no monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of no monetary assets that do not have commercial substance. A no monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. This statement has had no effect on the Company.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform and asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective for fiscal years that end after December 15, 2005. As such, the Company is required to adopt these provisions for the fiscal year ended December 31, 2005. This statement has had no effect on the Company.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140” (“SFAS 155”). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. This statement has had no effect on the Company.

In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 156, “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. This statement has had no effect on the Company.

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. This statement has had no effect on the Company.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value , establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement has had no effect on the Company.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s consolidated financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (“SFAS 158”). SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 is effective for an employer with publicly traded equity securities as of the end of the first fiscal year ending after December 15, 2006. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, effective for fiscal years ending after December 15, 2008. As such, the Company is required to recognize the funded status of its defined benefit postretirement plan and to provide the required disclosures at the beginning of the fiscal year ended June 30, 2009. The Company is currently evaluating the impact of SFAS 158 on its financial statements.

N.

Changes in Accounting Principles and the Effects

There is no such change in accounting principle and its effects.

4.

Contents of Significant Accounts
(1) Cash and cash equivalents

	December 31, 2006	December 31, 2005
Cash	$4,586	$1,374
Checking accounts	1,186	15,388
Saving accounts	-	68,937
Foreign currency accounts	-	7,935
Total	$5,772	$93,634

(2) Notes and Accounts Receivable

	December 31,2006	December 31, 2005
Notes receivable	-0-	$70,651
Accounts receivable	-0-	174,080
Total	$0	$244,731

All notes and accounts receivable mentioned above are not pledged.

(3) Inventories

	December 31, 2006	December 31, 2005
Merchandise	$16,447	$9,846
Finished goods	120,740	15,350
Raw materials	1,375,321	1,670,626
Scrap and waste	-	-
Total	$1,512,508	$1,695,822

As of December 31, 2005 and 2006, inventories were not pledged or having insurance coverage.

(4) Property, plant and equipment

	Cost	Accumulated depreciation	Net Book value
December 31, 2006
Machinery equipment	$40,890	$6,649	$34,241
Transportation equipment	-0-	-0-	-0-
Office equipment	13,765	1,454	12,311
Other property, plant and equipment	3,827	638	3,189
Total	$58,482	$8,741	$49,741
December 31, 2005
Machinery equipment	40,060	7,865	32,195
Transportation equipment	19,776	4,395	15,381
Office equipment	25,431	3,124	22,307
Other property, plant and equipment	220,892	18,658	202,234
Total	$306,159	$34,042	$272,117

Depreciation expenses were $56,667 and $29,445 for the year ended December 31, 2006 and 2005, respectively.

None of the above property, plant and equipment is pledged.

(5) Short-term Borrowings

	December 31, 2006	December 31, 2005
Short-term loans	$1,020,816	$283,625
Total	$1,020,816	$283,625

In 2006, the interest rates on the above short-term borrowings ranged from 3.81% ~ 4.15%.

(6) Long-term Debt

December 31, 2006
Long-term loans payable	$298,248

   Long-term loans in Hua Nan Bank
       Period: October 27, 2005 ~ October 27, 2010

        Interest rate: 5%

           Terms of payment: 5 years, 60 periods, interest totaling $5,894

December 31, 2005
Long-term loans payable	$118,270

Long-term loans in Hua Nan Bank

   Period: October 27, 2005 ~ October 27, 2010

Interest rate: 5%, 60 periods, interest totaling $2,543

(7) Capital Stock

On July 9, 2007, Amber Optoelectronics Inc., the Shell Company, issued 9,000,000 shares of common stocks to acquire the net assets including current assets and equipment of Amber Optoelectronics Co. Ltd. in Taiwan, especially the technical know-how in plastic extrusion manufacturing for future growth.  Amber Optoelectronics Co. Ltd. in Taiwan is a non-related party to the Shell Company.  This acquisition was accounted for as a reverse acquisition because the Shell Company had no operational activities by itself.  The fair value of the 9,000,000 common stocks issued is deemed to be the same as the fair value of the net assets of Amber Optoelectronics Co. Ltd. in Taiwan.  The net assets acquired included cash for $1,530, other current assets for $ 360, and fixed assets for $7,110.

As of December 31, 2006, the capital amounted to $150,000, which has been restated to reflect the reverse acquisition of Amber Optoelectronics Inc. based on the issuance of 9,000,000 shares of common stock to the owner of the Amber in Taiwan.

(8) Legal reserve, unappropriated earnings and dividend policy

The Company’s articles of incorporation stipulate that the current year’s earnings, if any, shall be distributed in the following order:

a. Payment of all taxes and dues;

b. Offset prior year’s operation losses;

c. Set aside 10% of the remaining amount after deducting items a and b as a legal reserve;

d. Set aside 10% of the remaining amount after deducting items a, b and c as dividends for stockholders.

e. After distributing items a, b, c and d above from the current year’s earning, any portion of the remaining amount is allocated as follows: 0.01% as employees’ bonus; and 99.99% as stockholder’s dividends.

(9) Income Tax

The income tax expense (benefit) for the year of 2006 and 2005 are summarized as follows :

	December 31, 2006	December 31, 2005
Deferred income tax assets or liabilities
Temporary difference:
Income tax expense:
Income / (Loss) before tax	($1,464,020)	$94,657
Taxable income	-	$94,657
Income tax expense	-	$32,444
Accrued Income tax expense	-	$32,444

 (10) Selling, General and Administrative Expenses

	December 31,2006	December 31, 2005
Payroll expense	$151,036	$170,983
Rent expense	2,733	1,800
Office supplies	9,233	4,198
Traveling expense	477	528
Freight	6,637	17,935
Postage	8,955	1,113
Repairs and maintenance	974	855
Advertisement expense	3,103	950
Insurance	8,257	9,126

Entertainment	27,768	5,323
Taxes	313	320
Depreciation expense	42,450	4,901
Meal	4,052	-
Research and development expense	-	-
Commission	13,101	-
Other expenses	80,094	80,136
Total	$359,183	$298,168

 (11) Transactions with Related Parties

 (a) Names and relationship

Name	Relationship to the Company
Jin-Wan Chen	A production manager and director of the board in Taiwan
Chao-Wen Cheng	A supervisor of the Company
Yi Shian Plastic Co., Ltd	The same director of the Company

        (b) Significant transactions with relates parties

       1. The following related parties advanced interest-free funds to the operating subsidiary in Taiwan as follows:

2006
Name	Maxima Balance	Date	Ended Balance
Jin-Wan Chen	$30,675	December 31	$30,675
Chao-Wen Cheng	$30,675	December 31	$30,675

2005
Name	Maxima Balance	Date	Ended Balance
Jin-Wan Chen	$415,106	December 31	$415,106
Chao-Wen Cheng	$412,868	December 31	$412,868

       2. Sales

         Details of sales with Yi Shian Plastic Co., Ltd during the year of 2006 and 2005 are as follows:

2006		2005
Amount	Percentage	Amount	Percentage
$0	0%	$4,508	2.57%

       3. Receivables

2006		2005
Amount	Percentage	Amount	Percentage
$0	0%	$4,733	61.67%

(12) Leases

The Company has a lease agreement for the lease of a manufacturing plant about 12,600 square feet.  The lease is for a ten year term ending in May 2014.

The minimum lease payments for the years ended 2007 through 2014 are $18,720 per year.

(13) Commitments and Contingencies

As of December 31, 2006, there is no such significant commitment or contingencies.

(14) Subsequent Event

As Amber Optoelectronics Inc. the shell company has no revenue or expenses for the year ended December 31, 2006, the only difference for the pro forma financial statements is earning / (loss) per share which would have been ($0.15) per share had the reverse acquisition been effected at the beginning of the reporting period as of January 1, 2006.

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2007

Financial Statements of

AMBER OPTOELECTRONICS INC.

December 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

  and Stockholders

Amber Optoelectronics Inc.

Delaware

We have audited the accompanying consolidated balance sheets of Amber Optoelectronics Inc.  as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2007.  Amber Optoelectronics Inc.’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amber Optoelectronics Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming Amber Optoelectronics Inc. will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses that have resulted in an accumulated deficit.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding this matter are described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP

Rochester, New York

  May 28, 2008

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Balance Sheets
December 31, 2007 and 2006

	31-Dec-07	31-Dec-06
ASSETS
Current Assets
Cash and Cash Equivalents	$ 10,172	$ 5,772
Inventories	345,713	1,512,508
Prepaid Expenses	-	1,375
Other Current Assets	22,163	15,232

Total Current Assets	378,048	1,534,887

Property and Equipment - Net of Accumulated Depreciation	99,513	49,741

Deferred Costs	-	14,658

Total Assets	$ 477,561	$ 1,599,286

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Bank Loans and Borrowings	$ -	$ 1,020,816
Short Term Borrowings	-
Advances From Customers	-	747,567
Due To Shareholders	153,846	734,347
Accounts Payable And Accrued Liabilities	192,109	-

Total Current Liabilities	345,955	2,502,730

Other Liabilities
Long Term Debt	-	298,248
Shareholder Advances	-	-

Total Liabilities	345,955	2,800,978

Shareholders' Equity
Common Stock, $0.001 par value, 50 millions shares
authorized - 24,728,850 and 9 million issued and outstanding
at December 31, 2007 and December 31, 2006	24,729	9,000
Additional paid in capital	125,271	141,000
Legal Reserve	9,821	9,821
Accumulated Other Comprehensive Income	53,602	7,550
Retained Earnings / (Deficit)	(81,817)	(1,369,063)

Total Shareholders' Equity	131,606	(1,201,692)

Total Liabilities and Shareholders' Equity	$ 477,561	$ 1,599,286

The accompanying notes are an integral part of these financial statements

AMBER OPTEOELECTRONICS INC.
Consolidated Statements of Stockholders' Equity
For The Years Ended December 31, 2007, 2006, 2005 and 2004
			Additional			Accumulated	Total
	Number	Common	Paid-In	Legal	Retained	Comprehensive	Stockholders'
	of Shares	Stock	Capital	Reserves	Earnings/(Loss)	Income	Equity

Balance - December 31, 2004	9,000,000	$ 9,000	$ 291,000	$ -	$ 300	$ -	$ 300,300
Appropriation for Legal Reserve	—	—	—	58	—	—	58
Net Income	—	—	—	—	94,657	—	94,657
Foreign Currency Translation Income	—	—	—	—	—	2,672	2,672

Balance - December 31, 2005	9,000,000	$ 9,000	$ 291,000	$ 58	$ 94,957	$ 2,672	$ 397,687
Capital Decrease	—	—	(150,000)	—	—	—	$ (150,000)
Appropriation for Legal Reserve	—	—	—	9,763	—	—	9,763
Net Income/(Loss)	—	—	—	—	(1,464,020)	—	(1,464,020)
Foreign Currency Translation Income	—	—	—	—	—	4,878	4,878

Balance - December 31, 2006	9,000,000	$ 9,000	$ 141,000	$ 9,821	$ (1,369,063)	$ 7,550	$ (1,201,692)

Recapitalization due to reverse acquisition	15,728,850	15,729	—	—	—	—	$ 15,729
Capital Adjustment	—	—	(15,729)	—	—	—	(15,729)
Appropriation for Legal Reserve	—	—	—	—	—	—	—
Net Income/(Loss)	—	—	—	—	1,287,246	—	1,287,246

Foreign Currency Translation Income	—	—	—	—	—	46,052	46,052

Balance - December 31, 2007	24,728,850	$ 24,729	$ 125,271	$ 9,821	$ (81,817)	$ 53,602	$ 131,606
	Amber in Taiwan recapitalized through a reverse acquisition of Amber Optoelectronics Inc., on
	July 9, 2007. All shares and per share amounts have been restated to reflect the reverse acquisition.

The accompanying notes are an integral part of these financial statements

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Statement of Operations
For the Twelve Month Periods Ended December 31, 2007 and 2006

	31-Dec-07	31-Dec-06
	Restated
Sales Revenues:	$ 128,239	$ 7,790,819
Less: Sales Returns	-	(295,325)
Less: Sales Allowances	-	(2,744)

Total Net Sales	$ 128,239	$ 7,492,750
Cost of Sales	121,293	7,161,037

Gross Profit	$ 6,946	$ 331,713
Selling, General and Administrative Expenses	29,165	359,183
Loss Due To Theft	-	1,405,230

Loss from Operations	$ (22,219)	$ (1,432,700)
Non-Operating Income
Gain from Settlement of Debts	1,020,816	-
Gain on Asset Disposal	345,953	-
Interest Revenue	-	287
Foreign Exchange Gain	-	4,015
Other Income	6	933
	1,366,775	5,235
Non-Operating Expenses
Loss on Sales of Assets	3,184	26,563
Interest Expense	-	8,650
Foreign Exchange Loss	-	1,342
	3,184	36,555

Income from Continuing Operations	$ 1,341,372	$ (1,464,020)
Discontinued Operations:
Loss from Operation of Mei Pao	(54,126)	-
Income before income taxes	1,287,246	(1,464,020)

Provision For Income Taxes	-	-

Net Income	$ 1,287,246	$ (1,464,020)
Other Comprehensive Income
Foreign Currency Translation Income	46,052	4,878

Total Comprehensive Income	$ 1,333,298	$ (1,459,142)
Net Income Per Share - Basic and Diluted	$ 0.05	$ (0.16)
Weighted Average Shares Outstanding - Basic and Diluted	24,728,850	9,000,000

The accompanying notes are an integral part of these financial statements

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Statements of Cash Flows
Years Ended December 31, 2007 and 2006

	31-Dec-07	31-Dec-06
	Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ 1,287,246	$ (1,464,020)

Non-Cash Adjustments
Common Stock Issued in Exchange for Services Rendered by Shareholders	570,100	-
Gain on Asset Disposal	(345,953)	-
Gain on Forgiveness of Debt	(1,020,816)	-
Contributed Services by Shareholders	(17,928)	-
Depreciation and Amortization Expense	3,086	41,928

Changes in Operating Assets and Liabilities
Accounts and Notes Receivable	-	244,731
Prepaid Expenses	1,375	1,980
Accounts Payable & Accrued Liabilities	192,109	(470,268)
Inventories	1,166,795	183,314
Other Current Assets	(6,931)	172,920
Deferred Costs	14,658	-
Advances From Customers	(747,567)	745,654

NET CASH FLOWS FROM OPERATING ACTIVITIES	$ 1,096,173	$ (543,761)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Capital Assets	(55,000)	(20,024)
Increase/(Decrease) In Notes Payable	-	(435,001)

NET CASH FROM INVESTING ACTIVITIES	$ (55,000)	$ (455,025)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment from Bank Indebtedness	(298,248)	737,191
Settlement from Vendors' Debt	(204,076)	179,978
Increase (Decrease) in Common Stock	17,929	-
Increase (Decrease) in Legal Reserve	(17,929)	-
Increase From /(Repayment To) Shareholders	(580,501)	(75,411)

NET CASH FLOWS FROM FINANCING ACTIVITIES	$ (1,082,826)	$ 841,758

NET CHANGE IN CASH AND CASH EQUIVALENTS	$ (41,652)	$ (157,028)

EFFECT OF EXCHANGE RATE CHANGES ON
CASH AND CASH EQUIVALENTS	$ 46,052	$ 69,166

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,400	(87,862)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,772	93,634

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 10,172	$ 5,772

SUPPLEMENTAL DISCLOSURES

Interest Paid	$ —	$ 8,872
Income Taxes Paid	$ —	$ —

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Long-Term Liabilities - Current Portion	$ —	$ 123,313

The accompanying notes are an integral part of these financial statements

AMBER OPTOELECTRONICS INC.

Notes to Financial Statements

For The Years Ended December 31, 2007 and 2006

1)

Liquidity and Management’s Plans

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company generated a net income of $1,287,246 during the year ended December 31, 2007. However, without one time gains from debt settlement of $1,020,816, and from asset disposal of $387,351, the Company would have incurred a net loss of $120,921 for the year ended December 31, 2007.  In addition, the Company has an accumulated deficit of $81,817 as of December 31, 2007.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Reporting Entity and its Business Scope
Amber Optoelectronics Co. Ltd. (“the Company”) was incorporated in August, 2006, as a company limited by shares under the law of the Republic of China (“R.O.C.”).  As of December 31, 2007, the Company registered its capital for $24,789 and issued 24,728,500 shares at par of $0.001, totaling $24,729. On July 9, 2007, Amber in Taiwan recapitalized through a reverse acquisition of Amber Optoelectronics Inc.  All shares and per share amounts have been restated to reflect the reverse acquisition. As Amber in Taiwan is the only operating subsidiary with control over its

a)

hand, petty cash, bank deposit, treasury bills purchased with a maturity of three months or less, negotiable certificate of deposit, commercial papers, etc.

b)

Allowance for Doubtful Accounts
Allowance for doubtful accounts is provided based on the collectibility, aging and quality analysis of notes and accounts receivable.

c)

Inventories
Inventories are stated at cost based on weighted average method when acquired, and stated at the lower of cost or market value based on gross method at the balance sheet date.

d)

 Property, plant and equipment
Property, plant and equipment are stated at cost, and their appraisals are never valued.  Significant renewals and improvements are treated as capital expenditures.  Maintenance and repairs are charged to expense as incurred.  When property, plant and equipment are disposed of, their original cost and accumulated depreciation are written off.  Gains on the disposal of property, plant and equipment are recorded as non-operating income in the accompanying statements of income.  In accordance with ROC Company Law, such gains, net of related income taxes are transferred to capital surplus in the subsequent year.  Losses on the disposal of property, plant and equipment are presented as expenses in the accompanying statements of income.

Interest expense related to the purchase and construction of property, plant and equipment is capitalized and included in the cost of related assets.

Depreciation of property, plant and equipment is provided at the straight-line basis using the following useful lives of the respective assets:

•

Buildings: 40 years

•

Office equipment: 3~12 years

•

Other property, plant and equipment: 4~15 years

•

Machinery and equipment: 3~15 years

e)

Income Tax
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Tax”.  Deferred income tax liabilities are recognized for the income tax effects resulting from taxable temporary differences.  The income tax effects resulting from deductible temporary differences, operating loss carry-forwards and income tax credits are recognized as deferred income tax assets.  Valuation allowance on deferred tax assets is provided to the extent that it is more likely than not that the tax benefits will not be realized.

Tax credit related to investment in equipment that is provided based on the current period accepted method.

f)

Foreign currency transactions
The Company maintains its books and accounting records in New Taiwan Dollars (“NTD”), the currency of ROC.  The Company has adopted SFAS No. 52 “Foreign Currency Translation” in translating financial statement amounts from NTD to the Company’s reporting currency, the United States Dollars.  All assets and liabilities are translated at the current rate.  The shareholders’ equity accounts are translated at appropriate historical rate.  Revenues and expenses are translated at the weighted rates in effect on the transaction dates.

Foreign currency gains and losses, if any, are included in the consolidated statements of operations as a component of other comprehensive income.

g)

Financial Instruments

Statement of Financial Accounting Standards No. 107 (“SFAS 107”), Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying value of financial instruments including cash, receivables, prepaid expenses, accounts payable, bank loans and notes payable approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.  The fair market value of long-term debt can not be determined due to a lack of comparability of similar market instruments.

h)

Advertising Costs

Advertising costs are classified as selling expenses and are expensed as incurred.

i)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

j)

Classification of Shipping and Handling Costs

Shipping costs are reflected in the statement of operations under selling expenses.  These costs relate to those costs incurred by the Company for third party shipping to our customers.

k)

Revenue Recognition / Returns

The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

l)

Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. On February 12, 2008, the FASB issued FASB Staff Position (FSP) No.157-2, which deferred the effective date for certain portions of SFAS No.157 related to nonrecurring measurements of non-financial assets and liabilities. The provision of SFAS No.157 will be effective for the Company’s fiscal year ended December 31, 2009.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of SFAS 115", which allows for the option to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The adoption of SFAS No. 159 has not had a material impact on the Company's consolidated results of operations or financial position.

In December 2007, the FASB issued FASB 141(R), "Business Combinations" of which the objective is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. The new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.

In December 2007, the FASB issued FASB 160 "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No.51" of which the objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way - as an entity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions.

Both FASB 141(R) and FASB 160 are effective for fiscal years beginning after December 15, 2008. The Company does not believe that the adoption of these standards will have any impact on its financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities- an amendment of FASB statement No.133.  SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements.

2)

Changes in Accounting Principles and their effects
There is no change in accounting principles and their effects.

3)

Contents of Significant Accounts

(1) Cash and cash equivalents

	Dec 31, 2007	Dec 31, 2006
Cash	$10,172	$5,772
Total	$10,172	$5,772

 (2) Inventories

	Dec 31, 2007	Dec 31, 2006
Merchandise	$0	$16,447
Finished goods	-	120,740
Raw materials	345,713	1,375,321
Total	$345,713	$1,512,508

As of December 31, 2007 and 2006, inventories were not pledged or having insurance coverage.

(3) Other Current Assets

	Dec 31, 2007	Dec 31, 2006
Excess value added tax paid	22,163	15,232
Total	$22,163	$15,232

(4) Property, plant and equipment

	Cost	Accumulated depreciation	Book value
December 31, 2007
Machinery equipment	$101,777	$18,649	$83,128
Transportation equipment	3,077	556	2,521
Office equipment	6,523	1,191	5,332
Other property, plant and equipment	10,432	1,900	8,532
Total	$121,809	$22,296	$99,513
December 31, 2006
Machinery equipment	$40,890	$6,649	$34,241
Office equipment	13,765	1,454	12,311
Other property, plant and equipment	3,827	638	3,189
Total	$58,482	$8,741	$49,741

None of the above property, plant and equipment is pledged.

(5) Short-term Borrowings

	Dec 31, 2007	Dec 31, 2006
Short-term loans	$0	$1,020,816
Total	$0	$1,020,816

In 2007, the interest rates on the above short-term borrowings ranged from 3.81%~4.15%.

(6) Long-term Debt

December 31, 2007
Long-term loans payable	-0-

December 31, 2006
Long-term loans payable	$298,248

       (b) Long-term loans in Hua Nan Bank

           Period: October 27, 2005 ~ October 27, 2010

           Interest rates: 5.00%

           Terms of payment: 5 years, 60 periods

(7) Capital Stock

Date	Content	Amount of Capital Increase	Amount of Capital
Dec 31, 2006	Established		$9,000
Dec 31, 2007	Increase at cash	$15,729	$24,729

As of December 31, 2007, the capital and issued capital amounted to $24,729 each and issued 24,728,850 shares at par of $0.001.

(8) Legal reserve, unappropriated earnings and dividend policy

The Company’s articles of incorporation stipulate that the current year’s earnings, if any, shall be distributed in the following order:

a. Payment of all taxes and dues;

b. Offset prior year’s operation losses;

c. Set aside 10% of the remaining amount after deducting items a and b as a legal reserve;

d. Set aside 10% of the remaining amount after deducting items a, b and c as dividends for stockholders.

e. After distributing items a, b, c and d above from the current year’s earning, any portion of the remaining amount is allocated as follows: 0.01% as employees’ bonus; and 99.99% as stockholder’s dividends.

(9) Income Tax

The Company’s subsidiary in Taiwan is subject to local income taxes at applicable tax rates on the taxable income as reported in their Taiwan statutory financial statements.

	Dec 31, 2007	Dec 31, 2006

Statutory tax rate	25%	25%
Tax concessions	-0-	-0-
Effective tax rate	25%	25%

No income tax expense was booked for the year ended December 31, 2007 due to net operating loss carry-forward from the year 2006.

 (10) Operating expenses

	Dec 31,2007	Dec 31, 2006
Payroll expense	$20,532	$151,036
Rent expense	553	2,733
Office supplies	36	9,233
Traveling expense	-	477
Freight	-	6,637
Postage	481	8,955
Repairs and maintenance	-	974
Advertisement expense	-	3,103
Insurance	-	8,257
Entertainment	467	27,768
Taxes	-	313
Depreciation expense	3,086	42,450
Meal	2,378	4,052
Commission	-	13,101
Other expenses	1,632	80,094
Total	$29,165	$359,183

 (11) Transactions with Related Parties

    (a) Names and relationship

Name	Relationship to the Company
Jin-Wan Chen	A production manager and a director of the board in Taiwan
Chao-Wen Cheng	A supervisor of the Company

    (b) Significant transactions with relates parties

1. The following related parties advance the interest-free funds to the operating

Subsidiary in Taiwan as follows:

2007
Name	Maximum Balance	Date	Ended Balance
Jin-Wan Chen	$153,846	December 31	$153,846
Chao-Wen Cheng	$-0-	December 31	$-0-

2006
Name	Maximum Balance	Date	Ended Balance
Jin-Wan Chen	$415,106	December 31	$415,106
Chao-Wen Cheng	$412,868	December 31	$412,868

(12) Commitments and Contingencies

As of December 31, 2007, there is no significant commitment or contingency.

(13) Restated Financials

The management of the Company has corrected its consolidated statement of income for the year ended December 31, 2007 to reflect the discontinued operations of Mei Pao for the first 6 months of the year.  The management disposed this subsidiary Mei Pao after 6 months in 2007 due to lack of growth in its operations.

The restated amounts and prior filed amounts are as follows:

	As reported in 10-KSB	As restated
Gain from asset disposal	387,351	345,983

Total non-operating income	1,408,173	1,366,775

Non-operating expenses	98,708	3,184

Income from continuing operations		1,341,372

Loss from discontinued operations of Mei Pao	-0-	(54,126)

Income before income taxes	1,287,246	1,287,246

Net income	1,287,246	1,287,246

Other comprehensive income	46,052	46,052

Comprehensive income	1,333,298	1,333,298

CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH  31, 2008

Financial Statements of

AMBER OPTOELECTRONICS INC.

March 31, 2008

AMBER OPTOELECTRONICS INC.
Consolidated Condensed Balance Sheets
	31-Mar-08	31-Dec-07
ASSETS
Current Assets
Cash and Cash Equivalents	$ 26,708	$ 10,172
Inventories	408,246	345,713
Prepaid Expenses	308	-
Other Current Assets	24,043	22,163
Total Current Assets	$ 459,305	$ 378,048
Property, Plant and Equipment,
Net of Accumulated Depreciation	103,692	99,513

Total Assets	$ 562,997	$ 477,561

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	$ 237,668	$ 192,109
Due To Shareholders	197,368	153,846
Total Current Liabilities	$ 435,036	$ 345,955

Shareholders' Equity
Common Stock, $0.001 par value, 50 million shares
authorized - 24,728,850 and 9 million issued and outstanding
at March 31, 2008 and December 31, 2007	$ 24,729	$ 24,729
Additional paid in capital	125,271	125,271
Legal Reserve	9,821	9,821
Accumulated Other Comprehensive Income	53,794	53,602
Retained Earnings / (Deficit)	(85,654)	(81,817)
Total Liabilities and Shareholders' Equity	$ 127,961	$ 131,606

	$ 562,997	$ 477,561

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Consolidated Condensed Statement of Operations

Three Months Ended
		31-Mar-08	31-Mar-07
Operating Revenues
Sales Revenues		$ 9,491	$ 40,016
Less:	Sales Returns	-	-
Less:	Sales Allowances	-	-

Total Net Revenues		$ 9,491	$ 40,016

Operating Costs		10,468	29,767
Gross Profit		$ (977)	$ 10,249

Operating Expenses		2,860	10,165
Operating (Loss) Income from Operations		$ (3,837)	$ 84
Non-Operating Income
Interest Revenue		-	-
Foreign Exchange Gain		-	-
Other Income		-	-
		-	-
Non-Operating Expernses
Interest Expense		-	-
Foreign Exchange Loss		-	-
		-	-

Income (Loss) Before Income Taxes		$ (3,837)	$ 84

Provision for Income Taxes			954

Net (Loss) Income		$ (3,837)	$ (870)
Comprehensive Income
Foreign Currency Translation Income		192	436

Total Comprehensive Income (Loss)		$ (3,645)	$ (434)

Net (Loss) Income Per Share - Basic and Diluted		$ (0.00)	$ (0.00)

Weighted Average Shares Outstanding - Basic and Diluted		24,728,850	24,728,850

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Consolidated Condensed Statement of Cash Flows

	31-Mar-08	31-Mar-07

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$ (3,837)	$ (870)
Non-Cash Adjustments
Depreciation and Amortization Expense	2,695	4,976
Changes in Operating Assets and Liabilities
Accounts Receivable	-	(14,297)
Inventories	(62,533)	13,688
Prepaid Expenses	(308)	-
Other Current Assets	(1,880)	939
Accounts Payable and Accrued Liabilities	45,559	681
Income Taxes Payable	-	954

NET CASH FLOWS FROM OPERATING ACTIVITIES	$ (20,303)	$ 6,071

NET CASH FROM INVESTING ACTIVITIES
Decrease (Increase) in Property, Plant and Equipment	$ -	$ (133)
Decrease (Increase) in Other Property, Plant and Equipment	-	(473)

NET CASH FLOWS FROM INVESTING ACTIVITIES	$ -	$ (606)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank Advances and Repayments	$ -	$ 29,201
Increase in Long-Term Debt	-	5,561
Stockholder Advances	43,522	(20,875)

NET CASH FLOWS FROM FINANCING ACTIVITIES	$ 43,522	$ 13,887

EFFECT OF EXCHANGE RATE CHANGES ON
CASH AND CASH EQUIVALENTS	$ (6,682)	$ (619)

NET CHANGE IN CASH AND CASH EQUIVALENTS	16,536	18,733

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,172	(10,634)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 26,708	$ 8,099

SUPPLEMENTAL DISCLOSURES
Interest Paid, Excluding Capitalized Interest	$ -	$ 268
Income Taxes Paid	-	644

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Notes to Interim Financial Statements

1.

LIQUIDITY AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of $3,837 during the three months ended March 31, 2008. Moreover, the Company has an accumulated deficit of $85,654 at March 31, 2008.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.

REPORTING ENTITY AND ITS BUSINESS SCOPE

Amber Optoelectronics Inc., (the “Company”), is a Delaware corporation organized on January 05, 2007.  Amber Optoelectronics Co. Ltd. was incorporated in August 2006, as a company limited by shares under the law of the Republic of China (“R.O.C.”).

Pursuant to an agreement entered into on December 29, 2006, between Amber Optoelectronics Co. Ltd. and Amber Optoelectronics Inc. the Delaware Corporation, Amber Optoelectronics Inc. issued to the shareholders of Amber Optoelectronics Co. Ltd. 9,000,000 common shares of Amber Optoelectronics Inc. in exchange for their share interest in Amber Optoelectronics Co Ltd.  On June 30, 2007, the Company completed the reorganization of its operations with the issuance of the 9,000,000 to the selling shareholders.  On July 9, 2007, the transition of Amber in Taiwan was finalized through recapitalization of the reverse acquisition of Amber Optoelectronics Inc. in order to raise additional equity capital for its operations.  All shares and per share amounts have been restated to reflect the reverse acquisition.

As Amber in Taiwan is the only operating subsidiary with control over its operating and financial policies, the accompanying financial statements have been consolidated with any material inter-company accounts and transactions eliminated.

The Company is engaged in the sale of electronics, electronic materials, and information software.

It is management’s opinion that all adjustments are of normal recurring nature.  All adjustments necessary for a fair statement of the results for the interim periods have been made.

3.

SIGNIFICANT ACCOUNTING POLICIES

a.

Principles of Consolidation

The consolidated financial statements include the accounts of Amber Optoelectronics Co. Ltd., its majority owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

b.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

c.

Cash and Cash Equivalents

Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

d.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported net of an allowance for doubtful accounts. The Company estimates the allowance based on its analysis of specific balances, taking into consideration the age of the past due account and anticipated collections resulting from legal issues. An account is considered past due after thirty (30) days from the invoice date. Based on these factors, there was an allowance for doubtful accounts of $0 and $0 at March 31, 2008 and 2007, respectively.  Changes to the allowance for doubtful accounts are charged to expense and reduced by charge-offs, net of recoveries.

e.

Property, Equipment, and Depreciation

Property and Equipment are presented at original cost, less accumulated depreciation.  Depreciation is computed using the declining balance at the following annual rates for the following applicable asset classes:

o

Computer Hardware

-

30% declining balance

o

Furniture and Equipment

-

20% declining balance

o

Leasehold Improvements

-

straight-line over three years

The cost of significant improvements to property and equipment are capitalized.  Maintenance and repairs are charged to expense as incurred.  Upon sale or retirement of property and equipment, the cost and related depreciation are eliminated from the accounts and any resulting gain or loss is recognized.

f.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109,

“Accounting for Income Taxes,” using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

g.

Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value.

h.

Foreign Currency Translation

The functional currency of the Company is the local currency where the Company operates.  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows

Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in income of $0 and $0 for the three months ending March 31, 2007 and 2006, respectively.  Foreign currency transaction gains and (losses) resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $0 and $0 in the three months ending March 31, 2007 and 2006, respectively, and are included in General and Administrative Expenses in the accompanying consolidated statement of operations.

i.

Earnings Per Share

Earnings per share of common stock are computed in accordance with SFAS No, 128, “Earnings per Share.”  Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period.  Diluted earnings per share are the same as basic earnings per share since no common stock equivalents were outstanding for the three months ended March 31, 2008 and 2007.

j.   Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB statement No.133.  SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its consolidated financial statements.

4.

INVENTORIES

Inventories consisted of the following:

March 31,	2008	2007

Raw materials	$ 408,246	$ 345,713
Finished goods	-0-	-0-

Inventories	$ 408,246	$ 345,713

5.

RELATED PARTY TRANSACTIONS

Advances from stockholders’ are advances and payments from principal stockholders of the Company.  These amounts from shareholders at March 31, 2008 and December 31, 2007 were $197,368 and $153,846, respectively.

6.

OFF-BALANCE SHEET ARRANGEMENTS

At March 31, 2008, the Company has no material commitments for capital expenditure nor any transactions, obligations, and relationships that could be considered off-balance sheet arrangements.

CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2008

Financial Statements of

AMBER OPTOELECTRONICS INC.

June 30, 2008

AMBER OPTOELECTRONICS INC.
Consolidated Condensed Balance Sheets

	30-Jun-08	31-Dec-07
		Audited
ASSETS

Current Assets
Cash and Cash Equivalents	$ 9,075	$ 10,172
Inventories	410,760	345,713
Other Current Assets	24,127	22,163
Total Current Assets	443,962	378,048

Property, Plant and Equipment,
Net of Accumulated Depreciation	95,407	99,513

Total Assets	$ 539,369	$ 477,561

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	$ 211,770	$ 192,109
Due To Shareholders	200,394	153,846

Total Current Liabilities	$ 412,164	$ 345,955

Shareholders' Equity
Common Stock, $0.001 par value, 50 millions shares
authorized - 24,728,850 at June 30, 2008
and December 31, 2007	$ 24,729	$ 24,729
Additional paid in capital	125,271	125,271
Legal Reserve	9,821	9,821
Accumulated Other Comprehensive Income	53,998	53,602
Retained Earnings / (Deficit)	(86,614)	(81,817)

Total Liabilities and Shareholders' Equity	127,205	131,606

	$ 539,369	$ 477,561

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Consolidated Condensed Statement of Operations

	Six Months Ended
	30-Jun-08	30-Jun-07

Revenues
Sales Revenues	$ 26,260	$ -

Total Net Revenues	$ 26,260	$ -

Cost of Sales	25,726	-

Gross Profit	$ 534	$ -

Operating Expenses	5,331	-

Operating Loss from Operations	$ (4,797)	$ -

Loss from Continuing Operations	$ (4,797)	$ -

Discontinued Operations:
Loss from Operations of Mei Pao	-	(54,126)

Loss before Income Taxes	(4,797)	(54,126)

Provision for (Benefit From) Income Taxes	-	-

Net Loss	$ (4,797)	$ (54,126)

Other Comprehensive Income
Foreign Currency Translation Income	396	4,123

Total Comprehensive Loss	$ (4,401)	$ (50,003)

Net (Loss) Income Per Share - Basic and Diluted	$ (0.00)	$ (0.00)

Weighted Average Shares Outstanding - Basic and Diluted	24,728,850	24,728,850

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC

Consolidated Condensed Statement of Cash Flows
	Six Months Ended
	30-Jun-08	30-Jun-07

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$ (4,797)	$ (54,126)
Net Cash Flows from Discontinued Operating Activities	-	257,366

Non-Cash Adjustments
Depreciation and Amortization Expense	4,106	-

Changes in Operating Assets and Liabilities
Inventories	(65,047)	-
Other Current Assets	(1,964)	-
Accounts Payable and Accrued Liabilities	19,661	-

NET CASH FLOWS FROM OPERATING ACTIVITIES	$ (48,041)	$ 203,240

NET CASH FROM INVESTING ACTIVITIES
Net Cash Flows Used in Discontinued Investing Activities	$ -	$ (69,051)

NET CASH FLOWS FROM INVESTING ACTIVITIES	$ -	$ (69,051)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Cash Flows from Discontinued Financing Activities	$ -	$ (298,248)
Stockholder Advances and Repayments	46,548	-

NET CASH FLOWS FROM FINANCING ACTIVITIES	$ 46,548	$ (298,248)

EFFECT OF EXCHANGE RATE CHANGES ON
CASH AND CASH EQUIVALENTS	$ 396	$ 4,123

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,097)	(159,936)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,172	185,204

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 9,075	$ 25,268

SUPPLEMENTAL DISCLOSURES
Interest Paid, Excluding Capitalized Interest	$ -	$ -
Income Taxes Paid	-	-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Long-Term Liabilities - Current Portion	$ -	$ -

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Notes to Interim Financial Statements

1.

LIQUIDITY AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of $4,797 during the six months ended June 30, 2008. Moreover, the Company has an accumulated deficit of $86,614 at June 30, 2008.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.

REPORTING ENTITY AND ITS BUSINESS SCOPE

Amber Optoelectronics Inc., (the “Company”), is a Delaware corporation organized on January 05, 2007.  Amber Optoelectronics Co. Ltd. was incorporated in August 2006, as a company limited by shares under the law of the Republic of China (“R.O.C.”).

Pursuant to an agreement entered into on December 29, 2006, between Amber Optoelectronics Co. Ltd. and Amber Optoelectronics Inc. the Delaware Corporation, Amber Optoelectronics Inc. issued to the shareholders of Amber Optoelectronics Co. Ltd. 9,000,000 common shares of Amber Optoelectronics Inc. in exchange for their share interest in Amber Optoelectronics Co Ltd.  On June 30, 2007, the Company completed the reorganization of its operations with the issuance of the 9,000,000 to the selling shareholders.  On July 9, 2007, the transition of Amber in Taiwan was finalized through recapitalization of the reverse acquisition of Amber Optoelectronics Inc. in order to raise additional equity capital for its operations.  All shares and per share amounts have been restated to reflect the reverse acquisition.

As Amber in Taiwan is the only operating subsidiary with control over its operating and financial policies, the accompanying financial statements have been consolidated with any material inter-company accounts and transactions eliminated.

The Company is engaged in the sale of electronics, electronic materials, and information software.

It is management’s opinion that all adjustments are of normal recurring nature.  All adjustments necessary for a fair statement of the results for the interim periods have been made.

3.

SIGNIFICANT ACCOUNTING POLICIES

a. Principles of Consolidation

The consolidated financial statements include the accounts of Amber Optoelectronics Co. Ltd., its majority owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

b. Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

c. Cash and Cash Equivalents

Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

d. Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported net of an allowance for doubtful accounts. The Company estimates the allowance based on its analysis of specific balances, taking into consideration the age of the past due account and anticipated collections resulting from legal issues. An account is considered past due after thirty (30) days from the invoice date. Based on these factors, there was an allowance for doubtful accounts of $0 and $0 at June 30, 2008 and December 31, 2007, respectively.  Changes to the allowance for doubtful accounts are charged to expense and reduced by charge-offs, net of recoveries.

e. Property, Equipment, and Depreciation

Property and Equipment are presented at original cost, less accumulated depreciation.  Depreciation is computed using the declining balance at the following annual rates for the following applicable asset classes:

o

Computer Hardware

-

30% declining balance

o

Furniture and Equipment

-

20% declining balance

o

Leasehold Improvements

-

straight-line over three years

The cost of significant improvements to property and equipment are capitalized.  Maintenance and repairs are charged to expense as incurred.  Upon sale or retirement of property and equipment, the cost and related depreciation are eliminated from the accounts and any resulting gain or loss is recognized.

f. Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

g. Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value.

h. Foreign Currency Translation

The functional currency of the Company is the local currency where the Company operates.  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in income of $396 and $4,123 for the six months ending June 30, 2008 and 2007, respectively.  Foreign currency transaction gains and (losses) resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $0 and $0 in the six months ending June 30, 2008 and 2007, respectively, and are included in General and Administrative Expenses in the accompanying consolidated statement of operations.

j.

Earnings Per Share

Earnings per share of common stock are computed in accordance with SFAS No, 128, “Earnings per Share.”  Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period.  Diluted earnings per share are the same as basic earnings per share since no common stock equivalents were outstanding for the six months ended June 30, 2008 and 2007, respectively.

j.   Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB statement No.133.  SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its consolidated financial statements.

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 162, "The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, "Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60" (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 163 on its consolidated financial statements but does not expect it to have a material effect.

4. INVENTORIES

Inventories consisted of the following:

	Jun 30, 2008	Dec 31, 2007

Raw materials	$ 410,760	$ 345,713
Finished goods	-0-	-0-

Inventories	$ 410,760	$ 345,713

5. RELATED PARTY TRANSACTIONS

Advances from stockholders’ are advances and payments from principal stockholders of the Company.  These amounts from shareholders at June 30, 2008 and December 31, 2007 were $200,394 and $153,846, respectively.

6. RECLASSIFICATION OF STATEMENTS OF OPERATIONS AND CASH

    FLOWS

    Consolidated statements of operations and cash flows for the six months ended

    June 30, 2007 have been reclassified to reflect the discontinued operations of Mei Pao.

7. OFF-BALANCE SHEET ARRANGEMENTS

At June 30, 2008, the Company has no material commitments for capital expenditure nor any transactions, obligations, and relationships that could be considered off-balance sheet arrangements.

3.1  Certificate of Incorporation

State of Delaware

Secretary of State

Division of Incorporations

Delivered 04:54 PM 01/05/2007

FILED 03:15 PM 01/05/2007

SAV 070016000 – 4280181 FILE

CERTIFICATE OF INCORPORATION

FIRST:  The name of this corporation shall be:  AMBER OPTOELECTRONICS, INC.

SECOND:  Its registered office in the State of Delaware is to be located at 2711 Centerville

Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808.  The name of its registered agent at such address is The Company Corporation.

THIRD:  The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The Total number of shares of stock, which this corporation is authorized to issue,

is Fifty Million (50,000,000) shares of common stock with a par value of $0.001.

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

SIXTH:  The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH:  No director shall be personally liable to the Corporation or its stockholders for

monetary damages for any breach of fiduciary duty by such director as a director.   Notwithstanding

the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this

Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

             IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 5th day of January, 2006.

The Company Corporation, Incorporator

    /S/

By: _____________________________

Name:  Sparkle Harding

Assistant Secretary

      DE BC D:CERTIFICATE OF INCORPORATION – SHORT SPECIMEN 09/00-1 (DESHORT)

3.2  By-laws of the Company

BYLAWS OF

AMBER OPTOELECTRONICS, INC.

A Delaware Corporation

ARTICLE I—Offices

The principal office of the corporation shall be located in the State of New York in the County of Monroe, 2541 Monroe Ave. Suite 301, Rochester, New York 14618.  The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II—Shareholder

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at 4:00 o'clock PM. on the Third Tuesday in the month of November in each year, beginning with the year 2007. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be, called by the president at the request of the holders of not less than one-tenth 'of all the outstanding shares of the corporation, entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting' or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate anyplace as the place for such meeting. If no designation is made, or if a special meeting shall be called, otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting; and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be; delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders;

Section 7. Quorum. Fifty One Percent (51%) of the outstanding, shares of the company entitled to VOTE, represented in person or by proxy shall constitute a quorum at a meeting of shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless, the vote of a greater number or voting by classes is required by law or the articles of incompany.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.

Section 10. Voting of Shares by certain Holders; Neither treasury shares, nor shares of its own stock held by the company in a fiduciary capacity, nor shares held by another company if a majority of the shares entitled to vote for the election of Directors of such other company is held by this company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another company may be voted by such officer, agent or proxy as the bylaws of such company may prescribe or, in the absence of such provision, as the Board of Directors of such company may determine.

Shares held by an administrator, executor; guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such share, into his or her name.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the number of shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a vote of the shareholders.

ARTICLE 111- Board of Directors

Section 1. General Powers. The business and affairs of the company shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of the company.

Section 2. Number, Tenure and Qualifications. The number of Directors of the company shall be not less than two nor more than five, unless a lesser number is allowed by statute.  Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her, successor shall have been elected and qualified.

Directors need not be residents of this state or shareholders of the company. Directors shall be removable in the manner provided by statute.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the company.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining, Directors though not Less than a quorum. A director elected to fill a vacancy shall be elected for the un-expired term of his or her predecessor in office" Any Directorship to be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4.  Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings, without other notice than such resolution.

Section 5.  Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be trans-acted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of Directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act by the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Compensation. By resolution of the Board of Directors, any director may be paid anyone or more of the following: expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the company in any other capacity and receiving compensation therefore.

Section 10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors.

ARTICLE IV - Officers and Agents.

Section 1. General. The officers of the company shall be president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the company shall be fixed by the Board of Directors . One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the company shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.

Section 3. Removal. Any officer or agent may .be removed by the Board of Directors whenever in it's judgment the best interest of the company will be served thereby.

Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the un-expired portion of the term.

Section 5. President. The president shall:

(a)  subject to the direction and supervision of the Board of Directors, be the chief executive officer of the company;

(b)  shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and

(c) the president shall have custody of the treasurer's bond, if any.

Section 6. Vice Presidents. The vice presidents shall:

(a)  assist the president, and

(b)  shall perform such duties as may be assigned to them by the president or by the Board of Directors.

Section 7. Secretary. The secretary shall:

(a)  keep the minutes of the proceedings of the shareholders and the Board of Directors';

(b)  see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c)  be custodian of the corporate records and of the seal of the company and affix the seal to all documents when authorized by the Board of Directors;

(d)  keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the company's transfer agent or registrar;

(e) sign with the president, or a vice president, certificates for shares of the company, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f) have general charge of the stock transfer books of the company, unless the company has a transfer agent; and

(g) in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to HIM or her by the president or by the Board of Directors.

Section 8. Treasurer. The treasurer shall:

(a  be the principal financial officer of the company;

(b) perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

(c) be the principal accounting officer of the company; and

(d) have such other powers and perform such other duties as may be from time to time prescribed by the. Board of Directors or the president;

ARTICLE - Stock

Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the company by its president or a vice president and the secretary, and shall be sealed with the seal of the company, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

Section 2. Consideration for Shares, Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the company, but neither promissory notes nor future services shall constitute payment or part payment for shares.

Section 3. Transfer of Shares. Upon surrender to the company or to a transfer agent of the company of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the: company to issue a new certificate to the person entitled, thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the company which shall be kept at its principal office, or by its registrar duly appointed.

Section 4. Transfer Agents, Registrars and Paying Agents. The Board may at its discretion appoint one or more transfer agents,, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the company.

ARTICLE VI: Indemnification of Officers and Directors

Each director and officer of this company shall be indemnified by the company against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she maybe made a party by reason of his or her being or he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

VlI--Miscellaneous.

Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incompany or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders meeting) by proxy, shall be equivalent to such notice.

Section 2. Fiscal Year. The fiscal year of the company shall be as established by the Board of Directors.

Section 3. Amendments. The Board of Directors shall have power to make, amend and repeal the bylaws of the company at any regular meeting of the Board or at any special meeting the purpose.

APPROVED:

DATED:  January 8, 2007

/S/

__________________________

Director:  Shirley Diamond

/S/

__________________________

Director:  Morris Diamond

5.1  Opinion of Counsel

Law Offices Of

RICHARD S. LANE

200 East 71st Street

Suite 7C

New York, NY 10021

Phone (212) 737-8454 Fax (212) 737-3259

E-Mail: RSLane09@aol.com

September 10, 2008

Mr. John Campana, President

Amber Optoelectronics, Inc.

2283 Argentia Road, Unit 10, Box 8

Mississauga ON

L5N 5Z2, Canada

RE: Pre-Effective Amendment # 7 regarding Amber Optoelectronics, Inc. S-1, file # 333-147225

Dear Mr. Campana,

I have acted as counsel for Amber Optoelectronics (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form SB-2-A under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to the 25,728,850  shares of the Company's common stock, $.001 par value, (the "Common Stock"). In addition to the foregoing, I have reviewed the appropriate sections of the General Corporation Law of the state of Delaware, the state in which Amber Optoelectronics, Inc. is incorporated.

I have examined the Certificate of Incorporation, and the By-Laws of the Company, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

Based on the foregoing examination, I am of the opinion that all of the shares of Common Stock registered under the above Registration Statement are duly authorized, were validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment # 6. In addition, I hereby consent to the use of the reference to “Counsel to the Company” in the paragraph titled “Legal Proceedings.”

Very truly yours,

 /S/

Richard S. Lane

RSL:ai

5.2  Opinion of Counsel – Letter to the Securities and Exchange Commission

Law Offices Of

RICHARD S. LANE

200 East 71st Street

Suite 7C

New York, NY 10021

Phone (212) 737-8454 Fax (212) 737-3259

E-Mail: RSLane09@aol.com

                        June 5, 2008

Mr. Paul Fischer, Staff Attorney

Division of Corporate Finance

U.S. Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

RE: Pre-Effective Amendment # 5 regarding Amber Optoelectronics, Inc. S-1, file # 333-147225 which  should be regarded as a secondary offering under Rule 415(a)(I)(i).

Dear Mr. Fischer,

Enclosed under separate cover is my opinion of counsel, which has been revised in accordance with comments # 32, 33, and 34, contained in your letter of March 21, 2008.

In addition, with respect to your comment # 4, please accept the following as my legal analysis, based upon which I have determined that the shares being registered for resale should be regarded as a secondary offering (eligible to be made on a delayed or continuous basis under Rule 415 (a)(I)(i). In addition to reviewing the foregoing portion of 415, I have also reviewed D-29 of the Manual of Publicly Available Telephone Interpretations and Item 507 of Regulation S-K.

The issuer is registering 15,278,850 shares of outstanding common stock held by non related or affiliated shareholders. The Issuer is also registering 10,450,000 shares of common stock in connection with the acquisition of the Taiwan company “Amber Optoelectronics Ltd.”, of these a total of 700,000 are held by the three directors and general counsel of the company. None of the current shareholders are underwriters, brokers or affiliated with a broker or underwriter, nor are any of the shareholders acting as a conduit for the issuer, or acting as an underwriter selling on behalf of the issuer.

When and if any of the shareholders elect to sell their shares, the proceeds received from such sale will be for the benefit of the selling stockholder, and not for the benefit of the issuer.

Very truly yours,

                                                                                                               /S/

Richard S. Lane

RSL:ai

10.1  Amber Optoelectronics – Licensing Rights

Note:  This agreement originated as a Chinese and English document.  For EDGAR purposes the English text version is being filed. The Chinese text is available and will be provided upon request.

LICENSING RIGHTS

Covering the following Registered Patents;

Name of Patents	Patent Number	Date registered	Place registered	Country of patent	Patent holder
Light Source Device of Side Emitting Back Light Module	M305912	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Source Device of Backlight Module	M305911	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Guide Plate	M300824	11/11/2006	Rep. of China	Taiwan, China	Yeh-He Lo
TV Reception modular Device	M298295	9/21/2006	Rep. of China	Taiwan, Spain, China, France, Germany	Yi-Hsiang
Connecting device between Back -lighting bulb and wire	M298070	9/21/2005	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang
Side-Emitting light source for Back -lighting module	#95216477	9/15/2006	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang Yi-Hs

In consideration and the sum of $2.00 and conditions set forth herein Yeh-He Lo and Yi-Hsiang, Grants Exclusively to the undersigned the Rights to utilize the technology so described in the above stated patents.

Exclusive Production And Distribution Rights Are Granted To:

AMBER OPTOELECTRONICS INC.

2283 Argentia Road, Unit 10, P.O. Box 8

Mississauga, Ontario Canada  L5N 5Z2

Territory:

Canada, China, United States of  America,  Mexico, Egypt, El Salvador, Estonia, Finland, France, Germany, Greece, Guatemala, Haiti, Hong Kong, Hungary, India, Indonesia, Iran Ireland, Israel, Italy, Japan, Korea (South), Latvia, Lebanon, Malaysia, Moldova, Morocco, Netherlands, New Zealand, Norway, Pakistan, Panama, Peru, Poland, Portugal, Romania, Saudi Arabia, Singapore, Slovak, Slovenia, South Africa, Spain, Sri Lanka, Sudan, Sweden, Switzerland, Taiwan, Thailand, Tunisia, Turkey, United Arab Emirates, United Kingdom, Venezuela, Yugoslavia.

Conditions:

Under this License, the licensor, within twelve months or less proceed to produce the products.

Upon the establishment of the production plant and the commencement of operation, The Patent Holders, or upon their demise, their heirs or Estate shall receive as a Royalty Payment the sum of  Two (2) Percent of the  Net Profit of each item marketed using this technology. Royalty or Licensing Fee Payment  is payable on all material processed and shipped to end user. The calculation of payment due shall be taken on a quarterly basis and payment to be made within 30 days without exception.

This Licensing agreement shall be governed by the Laws of Taiwan and

Signed, Sealed, Witnessed and Accepted: this 7th day of January 2007.

Yeh-He Lo

___/S/_____

_____________________

Patent Holder

Jia Jun Chen

   Amber Optoelectronics Inc.

___/S/___

/S/

____________________

                 ______________________

Patent Holder

   George Parselias,

   Secretary/Treasurer/Director/

Chih Chi  Cheng

___/S___

_____________________

Witness

10.2  Amber Optoelectronics – Licensing Rights – Territory Modification

AMBER OPTOELECTRONICS INC.

March 25, 2008

Mr. Yeh-He Lo

Mr. Jia Jun Chen

2nd Floor, 104-9

Chung Lin Road

Xin Zhuang, Taipai

Taiwan

SENT VIA FAX

Dear Sirs,

Due to recent comments from the attorneys for the United States Securities and Exchange Commission concerning state sponsored terrorism, we are hereby requesting the cancellation of the “Territory” countries paragraph, as it is listed in its current form inside the licensing rights agreement, and replacing the list to include only the following countries as specific below;

China, Taiwan, Japan, South Korea, Philippines, USA, Canada, and the countries that form part of the European Union.

Kindly forward the revised and signed agreement to us as soon as it is completed.  We will return our signed version if all is correct as explained above.

We appreciate your understanding in this manner and thank you in advance for your prompt response.

Yours very truly,

/S/

John Campana

President

2283 Argentia Rd. Unit 10, Box 8, Mississauga, Ontario L5N 5Z2

Telephone ~ 905.824.5306     Fax ~ 780.665.6194

10.21  Amber Optoelectronics – Licensing Rights – Territory Confirmation

Mr. Campana as to your letter dated March 25, 2008 we have agreed to the changes you have requested. We have made no further changes on our part. Kindly attach this letter to the original agreement.  If this does not fit we will have our son prepare a new document and he will send to you.

Signed, Sealed, Witnessed and Accepted: this 29th day of March 2008

Yeh-He Lo

/S/

_____________________

Patent Holder

Jia Jun Chen

/S/

_____________________

Patent Holder

Chih Chi  Cheng

/S/

_____________________

Witness

 10.4  Amber Optoelectronics – Purchase Orders & Letters of Intent

Amber Optoelectronics has a very healthy customer base.  One of Europe’s largest suppliers of LCD screens, Advanced Technology Solutions (ATS-Poland) has solicited Amber Optoelectronics for the production of 15”, 17”, 26”, 32” and 42” LCD screens to begin production in Feb 2008. The fulfillment of this contract alone can result in an expected sales forecast of $100 Million on a multi-year term (Refer to ATS Detail, below).

Purchase Orders - On File

Date	Customer	Description	Qty/Mth	Qty/Year	Unit	Sales	Reference
Rec’d					Price
1/21/08	Adv. Tech. Sol.	15" LCD	10,000	120,000	$105	$12,600,000	Page 90
3/30/08	Image Power	15" LCD	5,000	60,000	$105	$6,300,000	Page 91
3/30/08	Image Power	17" LCD*	5,000	60,000	$125	$7,500,000	Page 91
1/28/08	Well Vision	17" LCD*	10,000	120,000	$125	$15,000,000	Page 92
	Total		30,000	360,000		$41,400,000

ATS - Letter of Intent – On File

Date	Customer	Description	Qty/Mth	Qty/Year	Unit	Sales Reference
Rec’d					Price	Forecast
1/21/08	Adv. Tech. Sol.	19 W/LCD*	10,000	120,000	$135	$16,200,000 Page 93
1/21/08	Adv. Tech. Sol.	26" LCD*	2,000	24,000	$230	$5,520,000 Page 93
1/21/08	Adv. Tech. Sol.	32" LCD*	10,000	120,000	$330	$39,600,000 Page 93
1/21/08	Adv. Tech. Sol.	42" LCD*	5,000	60,000	$520	$31,200,000 Page 93
	Forecast		27,000	324,000		$92,520,000

ATS Detail

Sales Forecast:  Advanced Technical Solutions

Sales	Customer	Description	Qty/Mth	Mths/	Qty/Year	Unit	Potential	Status
Pipeline				Year		Price	Sales
As per P.O.'s	Adv. Tech. Sol.	15" LCD*	10,000	12	120,000	$105	$12,600,000	Product Testing
As per LOI	Adv. Tech. Sol.	19 W/LCD*	10,000	12	120,000	$135	$16,200,000	Future Production
As per LOI	Adv. Tech. Sol.	26" LCD*	2,000	12	24,000	$230	$5,520,000	Future Production
As per LOI	Adv. Tech. Sol.	32" LCD*	10,000	12	120,000	$330	$39,600,000	Future Production
As per LOI	Adv. Tech. Sol.	42" LCD*	5,000	12	60,000	$520	$31,200,000	Future Production
Totals			37,000		444,000		$105,120,000

*Note:  Please note that copies of the above are included for reference and the Purchase Orders are based on monthly or quarterly order quantities.

Additional – Letters of Intent

Date	Customer	Description	Qty/Mth	Qty/Year	Unit	Sales Reference
Rec’d					Price	Forecast
1/21/08	Well Vision.	17”	10,000	120,000	$125	$15,000,000 Page 94
1/22/08	Image Power	15”	5,000	60,000	$105	$6,500,000 Page 95
1/22/08	Image Power	17”	5,000	60,000	$125	$7,500,000 Page 95

10.41  Purchase Orders

Advanced Technology Solutions

Taipei-IPO

              Tel. +886-2-2346-7771

Purchase Order

Document number:

08012101

Order to Amber Optoelectronics Inc.

Terms of payment:

2283 Argentia Ad., Unit #10, Mississauga,

Ontario LSNSZ2, Canada

Term of delivery: By end of March 2008

Attention:  Jack Chen

Date:

    21.Jan, 2008

Page: 1/1

Your No:

,

Goods to be delivered to:

To be determined Later.

Transport instruction:

Your Number:

Item

Model/ Article/ Type number

Quantity

Price/unit

Curr.

Amount       ETD

01

ABO 15" TFT -LCD Module

10K

105

USD    1,050,000

USD    1,050,000

PLEASE ISSUE YOUR P.I.'s AND CONFIRM THE EXACT DELIVERY SCHEDULE

Bank: Creditanstalt Vienna, BLZ 11 000, Account 0946-59554/00, SWIFT: CABVATWW

ATU 50058805

FN 195729m

IMAGE POWER Technology Corp

Address:   NO.8-1 Lane 740, Bo-ai st., Jubei City,

   Hsinchu Country, 302, Taiwan(ROC)

TEL: 886-3-555-1328

FAX : 886-3-555-5432

Purchase Order

PO: 970122001

Date: 97.01.22

Customer: Amber Optoelectronics Inc

Tel: 02-2674-2339

Contact Person: Peter

Fax : 02-2201-0945

Type

Size

Standard

Price/USD

Quantity

Remark

150MS04

 15'

A

105

5000

Date of

170MSOl

 17'

A

125

5000

delivery

97. 03. 30

Total(USD)

1150000 USD

5%Tax(USD)

57500 USD

Amount(USD)

1207500 USD

Rate

NTD

IMAGE POWER Technology Corp  Ricky Zhu

WELL VISION CO., LTD.

6F, No 58, Sec 2, Nanjing E, Rd, Zhongshan District

Taipei City 104, Taiwan

TEL:  886-2-25818207   FAX: 886-2-25811283

PURCHASE ORDER

DATE:  01/28/2008

NO:

  P0970002

TO:

AMBER OPTOELECTRONICS INC.

2283 Argentia Road, Unit #10, Mississauga, Ontario L5N 5Z2 Canada

TEL:  886-2-26742339

FAX:  886-2-22010945

NO.

DESCRIPTION

UNIT PRICE

     QUANTITY  AMOUNT

   (USD)

       (USD)

1

SHARP 17” TFT LCD MODULE

     $125

        10,000

$1,250,000

TOTAL

$1,250,000

                                           (FOB Hong Kong)

1.

Delivery 2008/04/30

2.

Payment by irrevocable L/C at sight.

3.

DOA:  30 days.

4.

Quality guarantee:  according to the Incoming Inspection Standard.

5.

the price should be reconfirmed before delivery.

Seller’s Signature

Buyer’s Signature

For and behalf of

WELL VISION CO., LTD.

        /S/

        /S/

__________________________

__________________________

                 Authorized Signature

10.51  Letters of Intent

Letter of Intent

Between

Advanced Technology Solutions (A TS)

And

Amber Optoelectronics Inc. (ABO)

The above parties are in agreement of the following:

1.

ATS will purchase TFT'-LCD (Full Panel) from ABO based on the terms and conditions of the following:

2.

Size

Quantity/month

Quality

15"

10k

A, A-

19" W

10k

A, A-

26"

2k

A, A-

32"

10k

A, A-

42"

5k

A, A-

3.

Price will be set on the mutually agreed Purchase Order at the time of issuance.

4.

ATS will place quarterly orders (every 3 months).

5.

Payment: ATS will issue Letter of Credit to ABO based on the average exchange rate for the day between New Taiwan Dollars and U.S. Dollars at the time of issuance. The effective date will be the final date of delivery of the products.

6.

The method of delivery, delivery schedule, delivery place, and quality assurance will be determined by each Purchase Order at the time of issuance.

Agreed and accepted on this 21st day of January, 2008 by:

/S/

/S/

_____________________________

______________________________

Cheng Chung Tsai

Jack Chen

Advanced Technology Solutions .

Amber Optoelectronics Inc.

16-1F.,No.161, Song De Rd.,

2283 Argentia Rd., Unit #10

Taipei 11085, Taiwan R.O.C.

Mississauga, Ontario LSNSZ2, Canada

Letter of Intent

Between

WELL VISION CO., LTD

And

AMBER OPTOELECTRONICS INC.

The above parties are in agreement of the followings:

1.

WELL VISION will purchase TFT- LCD (full panel) from ABO based on the terms and conditions of the following:

2.

 Size

Quantity/month

Quality

  17"

        10K

IIS

3.

Price will be set on the mutually agreed Purchase Order at the time of issuance.

4.

WELL VISION will place quarterly orders (every 3 months).

5.

Payment: WELL VISION will issue Letter of Credit to ABO based on the average exchange rate for the day between New Taiwan Dollars and U.S. Dollars at the time of issuance. The effective date will be the final date of delivery of the products.

6.

The method of delivery, delivery schedule, delivery place, and quality assurance will be determined by each Purchase Order at the time of issuance.

Agreed and accepted on this 21st day of January, 2008 by:

/S/

/S/

_____________________________

____________________________________

Jack Chen

WELL VISION CO., LTD.

AMBER OPTOELECTRONICS INC.

6F., No.58, Sec. 2, Nanjing E. Rd., Zhongshan

2283 Argentia Road, Unit #10, Mississauga,

District, Taipei City 104, Taiwan

Ontario L5N5Z2 Canada

Letter of Intent

Between

IMAGE POWER Technology Corp.

And

Amber Optoelectronics Inc.(ABO)

The above parties are in agreement of the following:

1.

IMAGE will purchase TFT-LCD(Full Panel) from ABO based on the terms and conditions of the following:

2.

Size

    Quantity/Month

15”"

5000

17"

5000

3.

Price will be set on the mutually agreed Purchase Order at the time of issuance.

4.

IMAGE will place quarterly orders (every 3 months).

5.

Payment: IMAGE will issue Letter of Credit to ABO based on the average exchange rate for the day between New Taiwan Dollars and U.S. Dollars at the time of issuance. The effective date will be the final date of delivery of the products.

6.

The method of delivery, delivery schedule, delivery place, and quality assurance will be determined by each Purchase Order at the time of issuance.

Agreed and accepted on this 22nd day of January, 2008 by:

/S/

/S/

___________________________

___________________________

Ricky Zhu

Jack Chen

NO. 8-1 Lane 740,  Bo-ai st.,

Amber Optoelectronics Inc

Jubei City,  Hsinchu Country,

2283 Argentia Road, Unit #10

302, Taiwan(ROC)

Mississauga, Ontario L5N5Z2

Canada

10.6  Visionary Investment Group Inc. – Consultant’s Agreement

VISIONARY INVESTMENT GROUP INC.

4631 Heritage Hills Blvd., Mississauga, Ontario, Canada L5R1N4

TEL: (416) 524-5088         E-Mail: visionary000@sympatico.ca

PRODUCT AWARENESS AGREEMENT

This will confirm the agreement between VISIONARY INVESTMENT GROUP INC. (hereinafter referred to as (VIGI) and KERRIE ACQUISITION CORP. (hereinafter referred to as (Amber) pursuant to which VIGI agrees to provide product awareness assistance on behalf of Amber, effective as of the signing date hereto;

The terms and conditions of the agreement are as follows.

1. VIGI agrees that they will:

(a)  Conduct day-to-day introductions regarding the Amber line of products to corporate manufacturers of electronic devices.

(b)   Assist in distributing all product information, brochures and schematics as requested by potential  customers.

2. As compensation for the services to be provided by VIGI to Amber pursuant to Section 1, Amber agrees to pay to VIGI a monthly retainer of $5,000.00 in US Dollars for a period of twelve months.

3, Amber will reimburse VIGI for all day to day out-of-pocket expenses incurred in connection with the performance of the services rendered by VIGI thereunder.  Such expenses shall be billed by VIGI on a periodic basis and paid by Amber upon receipt of such invoices.  Out-of-Pocket expenses shall include, but not be limited to, all travel and courier expenses and any such reasonable expenses pertaining to the advancement of the product line.  Expense amounts greater than $500.00 is to be submitted in written format to Amber for approval, prior to the expenditure.

4. This agreement shall commence on the signing of this agreement and shall continue unless terminated by Amber or VIGI on not less than Thirty (30) days written notice. VIGI shall be entitled to all fees and disbursements up to the end of the notice period.

5. This Agreement may not be amended or modified except in writing nor may it be assigned without the prior consent of each party in writing. This Agreement represents the entire understanding between both parties, and all prior discussions and negotiations are merged into it.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the Federal Laws of Canada applicable therein.

The foregoing correctly sets out our Agreement and Contract and this shall constitute a binding agreement between all parties.

Signed, Sealed and Accepted in Mississauga, Ontario, Canada, this 9th day of January, 2007.

AMBER OPTOELECTRONICS INC.

VISIONARY INVESTMENT GROUP INC.

/S/

/S/

_______________________________

________________________________

John Campana, President

Lawrence Lilly, President

Authorized to bind the company

23.1  Independent Auditors Consent

ROTENBERG & Co. LLP

Certified Public Accountants

 585.295.2400  585.296.2150 (fax)

1870 Wlnton Road South .Rochester; NY 14618 www.rotenbergllp.com

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors

 and Stockholders

Amber Optoelectronics Inc.

Delaware

We consent to the use in this Registration Statement of Amber Optoelectronics Inc. on the

Amendment Number 7 to Form SB-2 on Form S-1 of our report dated October 29, 2007, on the consolidated balance sheets of Amber Optoelectronics Inc. as of December 31, 2006 and 2005, and

the consolidated statements of stockholders’ equity, operations and cash flows for the years then ended, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this

Registration Statement.

/S/  Rotenberg & Co.. LLP

Rotenberg & Co., LLP

Rochester, New York

September 10, 2008

23.2  Independent Auditors Letter

ROTENBERG & Co. LLP

Certified Public Accountants

      585.295.2400  585.296.2150 (fax)

1870 Wlnton Road South .Rochester; NY 14618 .www.rotenbergllp.com

We have reviewed the changes in the accounting treatment in regards to gains from settlement of debt for $ 1,020,816 and asset disposal for $ 387,351 in the amended financial statements by the management of Amber Optoelectronics Inc., for the interim period ended September 30, 2007 in the Amendment No. 3 to Form SB-2 on Form S-1 filed on March 4, 2008.

The amendments of the financial statements for the interim period ended September 30, 2007 are as follows:

	As restated	As previously reported

Net Income / (Net Loss)	$ 1,335,360	$ (72,807)
Earnings per share	$ 0.15	$(0.01)

Retained Earnings	$ (33,703)	$ (33,703)

The management of the Company originally reported these gains from settlement of debt and asset disposal as a credit directly to the retained earnings instead of reporting them in the statement of operations.

Such amendment is necessary for a fair presentation of the financial statements in accordance with the generally accepted accounting principles in the United States of America.

Based on our review, we concur with the above mentioned amendments.

/s/ Rotenberg & Co., LLP

Rochester, New York

Rotenberg & Co., LLP

  March 10, 2008

99.20      Manufacturing Production Schedule

					Amber Optoelectronics Inc.
					Manufacturing Production Schedule				Modified: July 14, 2008
					August 1, 2008 to July 31, 2009

Month	Customer	Unit	Production Qty/Month	Price	Sub Total	Purchase Order, LOI No.	Qty allocated to PO No.	Delivery "By Date"	Sales Forecast (Full Shipment)	Total Monthly Sales Forecast
Aug	ATS	15	5,000	105	$ 525,000	8012101	5000
	Image Power	15	2,500	105	$ 262,500	970122001	2500
	Image Power	17	2,500	125	$ 312,500	970122001	2500
	Well Vision	17	2,500	125	$ 312,500	P0970002	2500
	Sub Total		12,500							$ -

Sep	ATS	15	5,000	105	$ 525,000	8012101	5000	5-Oct-08	$ 1,050,000
	Image Power	15	2,500	105	$ 262,500	970122001	2500	5-Oct-08	$ 525,000
	Image Power	17	2,500	125	$ 312,500	970122001	2500	5-Oct-08	$ 625,000
	Well Vision	17	7,500	125	$ 937,500	P0970002	7500	5-Oct-08	$ 1,250,000
	Sub Total		17,500							$ 3,450,000

Oct	ATS	15	10,000	105	$ 1,050,000	ATSLOI-M1	10000	5-Nov-08	$ 1,050,000
	Image Power	15	5,000	105	$ 525,000	ImgLOI-M1	5000	5-Nov-08	$ 525,000
	Image Power	17	5,000	125	$ 625,000	ImgLOI-M1	5000	5-Nov-08	$ 625,000
	Well Vision	17	10,000	125	$ 1,250,000	WellLOI- M1	5000	5-Nov-08	$ 1,250,000
	ATS	19W	2,000	135	$ 270,000	ATSLOI - M1	2000
	ATS	26	2,000	230	$ 460,000	ATSLOI - M1	2000	5-Nov-08	$ 460,000
	Sub Total		34,000							$ 3,910,000

Nov	ATS	15	10,000	105	$ 1,050,000	ATSLOI - M2	10000	5-Dec-08	$ 1,050,000
	Image Power	15	5,000	105	$ 525,000	ImgLOI-M2	5000	5-Dec-08	$ 525,000
	Image Power	17	5,000	125	$ 625,000	ImgLOI-M2	5000	5-Dec-08	$ 625,000
	Well Vision	17	10,000	125	$ 1,250,000	WellLOI- M2	10000	5-Dec-08	$ 1,250,000
	ATS	19W	2,000	135	$ 270,000	ATSLOI - M1	2000
	ATS	26	2,000	230	$ 460,000	ATSLOI - M2	1000	5-Dec-08	$ 460,000
	ATS	32	1,000	330	$ 330,000	ATSLOI - M2	1000
	ATS	42	2,500	520	$ 1,300,000	ATSLOI - M2	1000
	Sub Total		34,000							$ 3,910,000

Dec	ATS	15	10,000	105	$ 1,050,000	ATSLOI - M3	10000	5-Jan-08	$ 1,050,000
	Image Power	15	5,000	105	$ 525,000	ImgLOI-M3	5000	5-Jan-08	$ 525,000
	Image Power	17	5,000	125	$ 625,000	ImgLOI-M3	5000	5-Jan-08	$ 625,000
	Well Vision	17	10,000	125	$ 1,250,000	WellLOI- M3	10000	5-Jan-08	$ 1,250,000
	ATS	19W	3,000	135	$ 405,000	ATSLOI - M1	3000
	ATS	26	2,000	230	$ 460,000	ATSLOI - M2	1000	5-Jan-08	$ 460,000
	ATS	32	4,000	330	$ 1,320,000	ATSLOI - M2	4000
	ATS	42	2,500	520	$ 1,300,000	ATSLOI - M2	2500	5-Jan-08	$ 2,600,000

	Sub Total		41,500							$ 6,510,000

Jan	ATS	15	10,000	105	$ 1,050,000	ATSLOI - M4	10000	5-Feb-08	$ 1,050,000
	Image Power	15	5,000	105	$ 525,000	ImgLOI-M4	5000	5-Feb-08	$ 525,000
	Image Power	17	5,000	125	$ 625,000	ImgLOI-M4	5000	5-Feb-08	$ 625,000
	Well Vision	17	10,000	125	$ 1,250,000	WellLOI- M4	10000	5-Feb-08	$ 1,250,000
	ATS	19W	3,000	135	$ 405,000	ATSLOI - M1	5000	5-Feb-08	$ 1,350,000
	ATS	26	2,000	230	$ 460,000	ATSLOI - M2	2000	5-Feb-08	$ 460,000
	ATS	32	5,000	330	$ 1,650,000	ATSLOI - M2	5000	5-Feb-08	$ 3,300,000
	ATS	42	2,500	520	$ 1,300,000	ATSLOI - M3
	Sub Total		42,500							$ 8,560,000

Feb	ATS	15	10,000	105	$ 1,050,000	ATSLOI - M5	10000	5-Mar-08	$ 1,050,000
	Image Power	15	5,000	105	$ 525,000	ImgLOI-M5	5000	5-Mar-08	$ 525,000
	Image Power	17	5,000	125	$ 625,000	ImgLOI-M5	5000	5-Mar-08	$ 625,000
	Well Vision	17	10,000	125	$ 1,250,000	WellLOI- M5	10000	5-Mar-08	$ 1,250,000
	ATS	19W	5,000	135	$ 675,000	ATSLOI - M2
	ATS	26	2,000	230	$ 460,000	ATSLOI - M3	2000	5-Mar-08	$ 460,000
	ATS	32	5,000	330	$ 1,650,000	ATSLOI - M3
	ATS	42	2,500	520	$ 1,300,000	ATSLOI - M3	2500	3-Jan-08	$ 2,600,000
	Sub Total		44,500							$ 6,510,000

					Amber Optoelectronics Inc.
					Manufacturing Production Schedule				Modified: July 14, 2008
					August 1, 2008 to July 31, 2009

Month	Customer	Module	Qty/Month	Price	Sub Total	Purchase Order, LOI No.	Qty allocated to PO No.	Delivery "By Date"	Sales Forecast (Full Shipment)	Total Monthly Sales Forecast
Mar	ATS	15	10,000	105	$ 1,050,000	ATSLOI - M6	10000	5-Apr-08	$ 1,050,000
	Image Power	15	5,000	105	$ 525,000	ImgLOI-M6	5000	5-Apr-08	$ 525,000
	Image Power	17	5,000	125	$ 625,000	ImgLOI-M6	5000	5-Apr-08	$ 625,000
	Well Vision	17	10,000	125	$ 1,250,000	WellLOI- M6	10000	5-Apr-08	$ 1,250,000
	ATS	19W	6,500	135	$ 877,500	ATSLOI - M2	5000	5-Apr-08	$ 1,350,000
	ATS	26	2,000	230	$ 460,000	ATSLOI - M4	2000	5-Apr-08	$ 460,000
	ATS	32	7,500	330	$ 2,475,000	ATSLOI - M3	5000	5-Apr-08	$ 3,300,000
	ATS	42	5,000	520	$ 2,600,000	ATSLOI - M4	5000	5-Apr-08	$ 2,600,000
	Sub Total		51,000							$ 11,160,000

Apr	ATS	15	10,000	105	$ 1,050,000	ATSLOI - M7	10000	5-May-08	$ 1,050,000
	Image Power	15	5,000	105	$ 525,000	ImgLOI-M7	5000	5-May-08	$ 525,000
	Image Power	17	5,000	125	$ 625,000	ImgLOI-M7	5000	5-May-08	$ 625,000
	Well Vision	17	10,000	125	$ 1,250,000	WellLOI- M7	10000	5-May-08	$ 1,250,000
	ATS	19W	8,500	135	$ 1,147,500	ATSLOI - M3	8500	5-May-08	$ 1,350,000
	ATS	26	2,000	230	$ 460,000	ATSLOI - M5	2000	5-May-08	$ 460,000
	ATS	32	7,500	330	$ 2,475,000	ATSLOI - M4	5000	5-May-08	$ 3,300,000
	ATS	42	5,000	520	$ 2,600,000	ATSLOI - M5	5000	5-May-08	$ 2,600,000
	Sub Total		53,000							$ 11,160,000

May	ATS	15	10,000	105	$ 1,050,000	ATSLOI - M8	10000	5-Jun-08	$ 1,050,000
	Image Power	15	5,000	105	$ 525,000	ImgLOI-M8	5000	5-Jun-08	$ 525,000
	Image Power	17	5,000	125	$ 625,000	ImgLOI-M8	5000	5-Jun-08	$ 625,000
	Well Vision	17	10,000	125	$ 1,250,000	WellLOI- M8	10000	5-Jun-08	$ 1,250,000
	ATS	19W	10,000	135	$ 1,350,000	ATSLOI - M4	10000	5-Jun-08	$ 1,350,000
	ATS	26	2,000	230	$ 460,000	ATSLOI - M6	2000	5-Jun-08	$ 460,000
	ATS	32	10,000	330	$ 3,300,000	ATSLOI - M5	10000	6-Jun-08	$ 3,300,000
	ATS	42	5,000	520	$ 2,600,000	ATSLOI - M6	5000	7-Jun-08	$ 2,600,000
	Sub Total		57,000							$ 11,160,000

Jun	ATS	15	10,000	105	$ 1,050,000	ATSLOI - M9	10000	5-Jul-08	$ 1,050,000
	Image Power	15	5,000	105	$ 525,000	ImgLOI-M9	5000	5-Jul-08	$ 525,000
	Image Power	17	5,000	125	$ 625,000	ImgLOI-M9	5000	5-Jul-08	$ 625,000

	Well Vision	17	10,000	125	$ 1,250,000	WellLOI- M9	10000	5-Jul-08	$ 1,250,000
	ATS	19W	10,000	135	$ 1,350,000	ATSLOI - M5	10000	5-Jul-08	$ 1,350,000
	ATS	26	2,000	230	$ 460,000	ATSLOI - M7	2000	5-Jul-08	$ 460,000
	ATS	32	10,000	330	$ 3,300,000	ATSLOI - M6	9000	5-Jul-08	$ 3,300,000
	ATS	42	5,000	520	$ 2,600,000	ATSLOI - M7	5000	5-Jul-08	$ 2,600,000
	Sub Total		57,000							$ 11,160,000

Jul	ATS	15	10,000	105	$ 1,050,000	ATSLOI - M8	10000	5-Aug-08	$ 1,050,000
	Image Power	15	5,000	105	$ 525,000	ImgLOI-M8	5000	5-Aug-08	$ 525,000
	Image Power	17	5,000	125	$ 625,000	ImgLOI-M8	5000	5-Aug-08	$ 625,000
	Well Vision	17	10,000	125	$ 1,250,000	WellLOI- M8	10000	5-Aug-08	$ 1,250,000
	ATS	19W	10,000	135	$ 1,350,000	ATSLOI - M6	10000	5-Aug-08	$ 1,350,000
	ATS	26	2,000	230	$ 460,000	ATSLOI - M8	2000	5-Aug-08	$ 460,000
	ATS	32	10,000	330	$ 3,300,000	ATSLOI - M7	5000	5-Aug-08	$ 3,300,000
	ATS	42	5,000	520	$ 2,600,000	ATSLOI - M8	5000	5-Aug-08	$ 2,600,000
	Sub Total		57,000							$ 11,160,000

	Total									$ 88,650,000

Notes:	i) All prices $US
	ii) Schedule Subject to change
	iii) Schedule is based on full shipments. Partial shipments may apply
	iv) Invoices generated at end of production month & goods to leave plant each 30th or 31st of production month.

Undertakings

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (i)      Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

(iii)

Should significant changes occur at any time during the offering period, we will file a Post-Effective Amendment to this registration statement, and if such post-effective amendment does not go effective immediately.

(2)    That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a  new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Amber Optoelectronics, Inc.  pursuant to its Articles of Incorporation or provisions of the Delaware Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario, Canada on September 10, 2008.

Amber Optoelectronics, Inc.

By:              /s/

                                                                                      Carman McClelland,

Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                  /s/

Carman McClelland

Chief Executive Officer   Dated:  September 10, 2008

                /s/

John Campana

President

            Dated: September 10, 2008

                /s/

George Parselias

Secretary, Treasurer,      Dated: September 10, 2008

Principal Accounting Officer